                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           Dated as of April 14, 2005

                                      among

                         ATLAS PIPELINE PARTNERS, L.P.,
                                   as BORROWER

                          ATLAS PIPELINE NEW YORK, LLC
                            ATLAS PIPELINE OHIO, LLC
                        ATLAS PIPELINE PENNSYLVANIA, LLC
                   ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.
                        ATLAS PIPELINE MID-CONTINENT LLC
                           ETC OKLAHOMA PIPELINE, LTD.
                           ELK CITY OKLAHOMA GP, LLC,
                                  as GUARANTORS

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                    as ADMINISTRATIVE AGENT and ISSUING BANK

                                       and

                          THE LENDERS SIGNATORY HERETO

                              FLEET NATIONAL BANK,
                                SYNDICATION AGENT

                              BANK OF OKLAHOMA N.A.
                          KEYBANK NATIONAL ASSOCIATION
                             WELLS FARGO BANK, N.A.,
                             CO-DOCUMENTATION AGENTS

        WACHOVIA CAPITAL MARKETS, LLC and BANC OF AMERICA SECURITIES LLC,
                                CO-LEAD ARRANGERS

                         WACHOVIA CAPITAL MARKETS, LLC,
                                SOLE BOOK RUNNER

                                TABLE OF CONTENTS

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ARTICLE I Definitions and Accounting Matters.................................................................2

     Section 1.01     Terms Defined Above....................................................................2
     Section 1.02     Certain Defined Terms..................................................................2
     Section 1.03     Accounting Terms and Determinations...................................................19

ARTICLE II Commitments......................................................................................19

     Section 2.01     Loans and Letters of Credit...........................................................19
     Section 2.02     Borrowings, Continuations and Conversions, Letters of Credit..........................20
     Section 2.03     Changes of Commitments................................................................22
     Section 2.04     Fees..................................................................................22
     Section 2.05     Several Obligations...................................................................23
     Section 2.06     Notes.................................................................................23
     Section 2.07     Prepayments...........................................................................23
     Section 2.08     Assumption of Risks...................................................................24
     Section 2.09     Obligation to Reimburse and to Prepay.................................................25
     Section 2.10     Lending Offices.......................................................................26

ARTICLE III Payments of Principal and Interest..............................................................26

     Section 3.01     Repayment of Loans....................................................................26
     Section 3.02     Interest..............................................................................27

ARTICLE IV Payments; Pro Rata Treatment; Computations; Etc..................................................28

     Section 4.01     Payments..............................................................................28
     Section 4.02     Pro Rata Treatment....................................................................28
     Section 4.03     Computations..........................................................................29
     Section 4.04     Non-receipt of Funds by the Administrative Agent......................................29
     Section 4.05     Set-off, Sharing of Payments, Etc.....................................................29
     Section 4.06     Taxes.................................................................................30

ARTICLE V Capital Adequacy..................................................................................32

     Section 5.01     Additional Costs......................................................................32
     Section 5.02     Limitation on LIBOR Loans.............................................................34
     Section 5.03     Illegality............................................................................34
     Section 5.04     Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03..............................34
     Section 5.05     Compensation..........................................................................34

ARTICLE VI Conditions Precedent.............................................................................35

     Section 6.01     Initial Funding.......................................................................35
     Section 6.02     Initial and Subsequent Loans and Letters of Credit....................................37
     Section 6.03     Conditions Precedent for the Benefit of Lender........................................38
     Section 6.04     No Waiver.............................................................................38
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ARTICLE VII Representations and Warranties..................................................................38

     Section 7.01     Corporate Existence...................................................................38
     Section 7.02     Financial Condition...................................................................38
     Section 7.03     Litigation............................................................................39
     Section 7.04     No Breach.............................................................................39
     Section 7.05     Authority.............................................................................39
     Section 7.06     Approvals.............................................................................39
     Section 7.07     Use of Loans..........................................................................39
     Section 7.08     ERISA.................................................................................39
     Section 7.09     Taxes.................................................................................40
     Section 7.10     Titles, etc...........................................................................41
     Section 7.11     No Material Misstatements.............................................................41
     Section 7.12     Investment Company Act................................................................41
     Section 7.13     Public Utility Holding Company Act....................................................41
     Section 7.14     Operation of the Pipeline.............................................................41
     Section 7.15     Capitalization of General Partner and Subsidiaries....................................42
     Section 7.16     Location of Business and Offices......................................................42
     Section 7.17     Defaults under Material Agreements....................................................42
     Section 7.18     Environmental Matters.................................................................42
     Section 7.19     Compliance with Laws..................................................................43
     Section 7.20     Insurance.............................................................................43
     Section 7.21     Hedging Agreements....................................................................44
     Section 7.22     Restriction on Liens..................................................................44
     Section 7.23     Material Agreements...................................................................44
     Section 7.24     Imbalances............................................................................44
     Section 7.25     Relationship of Obligors..............................................................44
     Section 7.26     Solvency..............................................................................44

ARTICLE VIII Affirmative Covenants..........................................................................45

     Section 8.01     Reporting Requirements................................................................45
     Section 8.02     Litigation............................................................................46
     Section 8.03     Maintenance, Etc......................................................................47
     Section 8.04     Environmental Matters.................................................................48
     Section 8.05     Further Assurances....................................................................48
     Section 8.06     Performance of Obligations............................................................48
     Section 8.07     Reserve Reports.......................................................................49
     Section 8.08     Title Curative........................................................................49
     Section 8.09     Additional Collateral.................................................................49
     Section 8.10     Corporate Identity....................................................................51
     Section 8.11     ERISA Information and Compliance......................................................51
     Section 8.12     Material Agreements...................................................................51
     Section 8.13     Guaranties............................................................................51
     Section 8.14     Proceeds of Equity Offerings..........................................................52

ARTICLE IX Negative Covenants...............................................................................52

     Section 9.01     Debt..................................................................................52
     Section 9.02     Liens.................................................................................53
     Section 9.03     Investments, Loans and Advances.......................................................53
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     Section 9.04     Dividends, Distributions and Redemptions..............................................54
     Section 9.05     Sales and Leasebacks..................................................................54
     Section 9.06     Nature of Business....................................................................54
     Section 9.07     Hedging Agreements....................................................................55
     Section 9.08     Limitation on Leases..................................................................55
     Section 9.09     Mergers, Etc..........................................................................56
     Section 9.10     Proceeds of Notes and Letters of Credit...............................................56
     Section 9.11     ERISA Compliance......................................................................56
     Section 9.12     Sale or Discount of Receivables.......................................................56
     Section 9.13     Consolidated EBITDA to Consolidated Interest Expense..................................56
     Section 9.14     Consolidated Funded Debt to Consolidated EBITDA.......................................56
     Section 9.15     Consolidated Senior Secured Debt to Consolidated EBITDA...............................57
     Section 9.16     Disposition of Pipeline Properties....................................................57
     Section 9.17     Environmental Matters.................................................................57
     Section 9.18     Transactions with Affiliates..........................................................57
     Section 9.19     Subsidiaries..........................................................................57
     Section 9.20     Negative Pledge Agreements............................................................57
     Section 9.21     Imbalances or Other Prepayments.......................................................57
     Section 9.22     Amendments to Material Agreements.....................................................58
     Section 9.23     Accounting Changes....................................................................58

ARTICLE X Events of Default; Remedies.......................................................................58

     Section 10.01    Events of Default.....................................................................58
     Section 10.02    Remedies..............................................................................60
     Section 10.03    Gathering Fees; Distributions.........................................................60

ARTICLE XI The Administrative Agent.........................................................................61

     Section 11.01    Appointment, Powers and Immunities....................................................61
     Section 11.02    Reliance by Administrative Agent......................................................62
     Section 11.03    Defaults..............................................................................62
     Section 11.04    Rights as a Lender....................................................................62
     Section 11.05    Indemnification.......................................................................62
     Section 11.06    Non-Reliance on Administrative Agent and other Lenders................................63
     Section 11.07    Action by Administrative Agent........................................................63
     Section 11.08    Resignation or Removal of Administrative Agent........................................64
     Section 11.09    No Other Duties.......................................................................64
     Section 11.10    Collateral and Guaranty Matters.......................................................64

ARTICLE XII Miscellaneous...................................................................................65

     Section 12.01    Waiver................................................................................65
     Section 12.02    Notices...............................................................................65
     Section 12.03    Payment of Expenses, Indemnities, etc.................................................65
     Section 12.04    Amendments, Etc.......................................................................67
     Section 12.05    Successors and Assigns................................................................68
     Section 12.06    Assignments and Participations........................................................68
     Section 12.07    Invalidity............................................................................71
     Section 12.08    Counterparts..........................................................................71
     Section 12.09    References, Use of Word "Including"...................................................71
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     Section 12.10    Survival..............................................................................71
     Section 12.11    Captions..............................................................................72
     Section 12.12    NO ORAL AGREEMENTS....................................................................72
     Section 12.13    GOVERNING LAW, SUBMISSION TO JURISDICTION.............................................72
     Section 12.14    USA PATRIOT Act Notice................................................................73
     Section 12.15    Interest..............................................................................73
     Section 12.16    Confidentiality.......................................................................74
     Section 12.17    Restatement of Existing Credit Agreement..............................................74

Exhibits

Exhibit A-1           Form of Revolver Note
Exhibit A-2           Form of Term Loan Note
Exhibit B             Form of Borrowing, Continuation and Conversion Request
Exhibit C             Form of Compliance Certificate
Exhibit D             Security Instruments
Exhibit E             Form of Assignment and Assumption
Exhibit F             Form of Consent to Assignment
Exhibit G-1           Form of Guaranty
Exhibit G-2           Form of Confirmation of Guaranty

Schedules

Schedule 1.01         Elk City Scheduled Adjustments
Schedule 3.01         Term Loan Amortization
Schedule 6.01         Post-Closing Requirements
Schedule 6.01(e)      Historical Financial Summary
Schedule 7.03         Litigation
Schedule 7.09         Tax Obligations
Schedule 7.10         Title Exceptions
Schedule 7.15         Subsidiary Interests
Schedule 7.20         Insurance
Schedule 7.21         Hedging Agreements
Schedule 7.23         Material Agreements
Schedule 7.24         Imbalances
Schedule 9.01         Debt
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

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

        THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of April 14, 2005, among ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"); ATLAS PIPELINE NEW YORK, LLC, a Pennsylvania limited liability company ("APL NEW YORK"); ATLAS PIPELINE OHIO, LLC, a Pennsylvania limited liability company ("APL OHIO"); ATLAS PIPELINE PENNSYLVANIA, LLC, a Pennsylvania limited liability company ("APL PENNSYLVANIA"); ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("APL OPERATING"); ATLAS PIPELINE MID-CONTINENT LLC, a Delaware limited liability company ("APL MID-CONTINENT"); ETC OKLAHOMA PIPELINE, LTD., a Texas limited partnership ("ELK CITY"); and ELK CITY OKLAHOMA GP, LLC, a Delaware limited liability company ("ELK CITY GP"; Elk City GP, Elk City, APL Mid-Continent, APL New York, APL Ohio, APL Pennsylvania and APL Operating are collectively referred to herein as the "INITIAL GUARANTORS," and the Borrower and the Initial Guarantors are collectively referred to herein as the "INITIAL OBLIGORS"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in
SECTION 12.06 (individually, together with its successors and assigns, a "LENDER," and collectively, the "LENDERS"); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"); WACHOVIA BANK, NATIONAL ASSOCIATION, as issuing bank (in such capacity, together with its successors in such capacity, the "ISSUING BANK"); and WACHOVIA CAPITAL MARKETS, LLC AND BANC OF AMERICA SECURITIES LLC, as co-lead arrangers (in such capacity, together with their successors in such capacity, the "CO-LEAD ARRANGERS").

                                 R E C I T A L S

        A. WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent, issuing bank and a lender, the Borrower, the guarantors named therein and the lenders parties thereto (collectively, the "ORIGINAL LENDERS") entered into that certain Credit Agreement dated as of December 27, 2002, as amended by that certain First Amendment to Credit Agreement dated as of January 31, 2003, Second Amendment to Credit Agreement dated as of March 28, 2003, Third Amendment to Credit Agreement dated as of September 15, 2003, and Fourth Amendment to Credit Agreement dated as of March 12, 2004 (as amended, the "ORIGINAL CREDIT AGREEMENT").

        B. The Original Credit Agreement was amended and restated by that certain Revolving Credit and Term Loan Agreement dated as of July 16, 2004 among Borrower, certain lenders (collectively, the "EXISTING LENDERS"), and Wachovia Bank, National Association, as administrative agent, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated as of December 3, 2004 (as amended prior to the date hereof, the "EXISTING CREDIT AGREEMENT"), pursuant to which the Existing Lenders agreed to make loans and extend credit to the Borrower, as evidenced by promissory notes of the Borrower in favor of the Existing Lenders issued pursuant to the Existing Credit Agreement (which promissory notes and other indebtedness, obligations and liabilities under the Existing Credit Agreement are collectively referred to herein as the "EXISTING DEBT").

        C. The Existing Lenders have assigned to Administrative Agent all of their rights and obligations under the Existing Credit Agreement.

        D. The Borrower has requested that the Administrative Agent amend and restate the Existing Credit Agreement and provide certain loans to and extensions of credit on behalf of the Borrower.

        E. The Administrative Agent has agreed to amend and, together with the Lenders, restate the Existing Credit Agreement and make loans and extend credit to the Borrower, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

        Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "Administrative Agent," "APL New York," "APL Ohio," "APL Pennsylvania," "APL Operating," "APL Mid-Continent," "Borrower," "Initial Guarantors," "Issuing Bank," "Lender," "Lenders," "Initial Obligors," "Original Credit Agreement," "Original Lenders," "Elk City", "Elk City GP", "Co-Lead Arrangers", "Existing Credit Agreement," "Existing Debt," and "Existing Lenders" shall have the meanings indicated above.

        Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural, and vice versa):

        ADDITIONAL COSTS shall have the meaning assigned such term in SECTION 5.01(a).

        ADJUSTED LIBOR shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

        ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        AFFECTED LOANS shall have the meaning assigned such term in SECTION
5.04.

        AFFILIATE of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

        AGREEMENT shall mean this Revolving Credit and Term Loan Agreement, as the same may from time to time be further renewed, extended, amended, restated or supplemented.

        AGGREGATE MAXIMUM REVOLVER AMOUNT at any time shall equal the sum of the Maximum Revolver Amounts of the Revolver Lenders (Two Hundred Twenty-Five Million Dollars ($225,000,000)), as the same may be reduced pursuant to SECTION 2.03(a).

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

        AMORTIZATION PAYMENT has the meaning set forth in SECTION 3.01(a)(ii).

        APPLICABLE LENDING OFFICE shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

        APPLICABLE MARGIN shall mean with respect to Revolver Loans and the Term Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio as in effect from time to time:

                                                          APPLICABLE MARGIN
                                                       -----------------------
                                                         LIBOR
                                                       LOANS AND     BASE RATE
                  LEVERAGE RATIO                        L/C FEES      LOANS
----------------------------------------------------   ----------   ----------
Less than or equal to 2.50 to 1.00                           1.50%        0.50%

Greater than 2.50 to 1.00,                                   1.75%        0.75%
but less than or equal to 3.00 to 1.00

Greater than 3.00 to 1.00,                                   2.00%        1.00%
but less than or equal to 3.50 to 1.00

Greater than 3.50 to 1.00, but less than or equal            2.25%        1.25%
to 4:00 to 1:00

Greater than 4.00 to 1.00, but less than or equal            2.50%        1.50%
to 4:50 to 1:00

Greater than 4.50 to 1.00                                    2.75%        1.75%

Notwithstanding the foregoing, the Applicable Margin for LIBOR Loans and Base Rate Loans at all levels on the above table shall be reduced by 0.50% during any period in which the Senior Secured Leverage Ratio is less than 1.50 to 1.00. Each change in the Applicable Margin resulting from a change in the Leverage Ratio or the Senior Secured Leverage Ratio shall take effect on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to SECTION 8.01(j). However, if the Borrower fails to deliver a compliance certificate when required pursuant to SECTION 8.01(j), then the Applicable Margin shall be set at the highest level until such date as the Borrower delivers such compliance certificate to the Administrative Agent.

        APPROVED FUND means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

        ASSIGNMENT AND ASSUMPTION means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 12.06(b)), and accepted by the Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by the Administrative Agent.

        ATLAS shall mean Atlas America, Inc., a Delaware corporation, and successor in interest to Atlas America, Inc., a Pennsylvania corporation.

        ATLAS DIRECT SUBSIDIARIES shall mean AIC, INC., a Delaware corporation; ATLAS AMERICA, INC., a Pennsylvania corporation; ATLAS ENERGY CORPORATION, an Ohio corporation; ATLAS ENERGY GROUP, INC., an Ohio Corporation; ATLAS ENERGY HOLDINGS, INC., a Delaware corporation, ATLAS NOBLE CORP., a Delaware corporation; ATLAS RESOURCES, INC., a Pennsylvania corporation; ATLAS AMERICA MIDCONTINENT, INC., a Pennsylvania corporation; REI; General Partner; and Viking.

        AVAILABILITY means, at any time, (i) the Revolver Lenders' aggregate Revolver Commitments, minus (ii) the sum of (a) the Effective Amount of all outstanding Revolver Loans and (b) the Effective Amount of all LC Exposure.

        BASE RATE shall mean, with respect to any Base Rate Loan, for any day, a rate per annum equal to the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

        BASE RATE LOANS shall mean Loans that bear interest at rates based upon the Base Rate.

        BUSINESS DAY shall mean any day other than a day on which commercial banks are authorized or required to close in Texas, North Carolina or New York and, where such term is used in the definition of "QUARTERLY DATE" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

        CHANGE IN CONTROL shall mean (i) except as permitted by CLAUSES (iii)(c) and (iii)(d) hereof, any person or group of persons (within the meaning of Subsections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired subsequent to the date hereof beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) (provided however, that the acquisition by the General Partner or any Affiliate thereof of 25% or more of the partnership interests of the Borrower shall not constitute a Change in Control); (ii) within a period of twelve (12) consecutive calendar months, individuals who were managing board members of the General Partner on the first day of such period shall cease to constitute a majority of the managing board members of the General Partner or individuals who were board members of Atlas on the first day of such period shall cease to constitute a majority of the board members of Atlas, or (iii) the occurrence of any of the following:

                (a) the sale, transfer, lease, conveyance or other disposition (other than by way of a permitted merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Wholly Owned Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended);

                (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower or the General Partner unless, in the case of the General Partner, the General Partner is replaced by an affiliate of Atlas acceptable to the Lenders in their reasonable discretion, such acceptance not to be unreasonably withheld;

                (c) the General Partner ceases to own, directly or indirectly, at least 51% of the general partner interests of the Borrower or of APL Operating, or the General Partner ceases to serve as the only general partner of the Borrower or APL Operating unless, in the case of the General Partner, the General Partner is replaced by an affiliate of Atlas acceptable to the Lenders in their reasonable discretion, such acceptance not to be unreasonably withheld; or

                (d) Atlas and/or one or more of its directly or indirectly wholly-owned subsidiaries ceases to own at least 51% of the membership units of the General Partner.

        CLOSING DATE shall mean the date upon which the conditions precedent for initial funding set forth in SECTION 6.01 are satisfied.

        CODE shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

        COMMITMENT shall mean (i) for any Revolver Lender, its Revolver Commitment, and (ii) for any Term Loan Lender, its Term Loan Commitment.

        CONFIRMATION OF GUARANTY AGREEMENT shall mean each Confirmation of Guaranty Agreement dated of even date herewith, executed and delivered by the Guarantor party thereto in favor of Administrative Agent, for the benefit of Lenders, substantially in the form of EXHIBIT G-2 hereto.

        CONSENT TO ASSIGNMENT shall mean, collectively, each Consent to Assignment substantially in the form of EXHIBIT F hereto by and between the Borrower, each counterparty to a Material Agreement that requires such counterparty's consent to the pledge or assignment thereof in favor of the Administrative Agent, and the Administrative Agent.

        CONSOLIDATED EBITDA shall mean, for any trailing twelve-month period, the sum of (i) Consolidated Net Income for such period, plus (ii) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, non-cash compensation on long-term incentive plans, and other non-cash charges to Consolidated Net Income, minus (iii) non-cash credits to Consolidated Net Income, provided, that, the following adjustments shall be made with respect to APL Mid-Continent: (a) Consolidated EBITDA for 2004 and for the first two fiscal quarters of 2005 shall be calculated after giving effect to the Spectrum Acquisition and annualizing such financial results from July 16, 2004 through the end of the applicable fiscal quarter; and (b) Consolidated EBITDA for each quarter of 2005 shall be calculated after giving pro forma effect to the Elk City Acquisition and the adjustments described on SCHEDULE 1.01 hereto.

        CONSOLIDATED FUNDED DEBT shall mean, for any Person and its Consolidated Subsidiaries, the sum of the following (without duplication): (i) all obligations of such Person and its Consolidated Subsidiaries for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person and its Consolidated Subsidiaries (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person and its Consolidated Subsidiaries to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person and its Consolidated Subsidiaries is liable (whether contingent or otherwise); (v) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person and its Consolidated Subsidiaries; (vi) any capital stock of such Person and its Consolidated Subsidiaries in which such Person has a mandatory obligation to redeem such stock; and (vii) all obligations of such Person under Hedging Agreements.

        CONSOLIDATED INTEREST EXPENSE shall mean with respect to such Person and its Consolidated Subsidiaries, for any period, the aggregate cash interest payments made or required to be made for such Person and its Consolidated Subsidiaries on a consolidated basis for such period; provided, that (i) Consolidated Interest Expense for the fiscal quarter ending June 30, 2005 shall be calculated by annualizing the Consolidated Interest Expense for such fiscal quarter, (ii) Consolidated Interest Expense for the fiscal quarter ending September 30, 2005 shall be calculated by annualizing the Consolidated Interest Expense for such fiscal quarter and the previous fiscal quarter, and (iii) Consolidated Interest Expense for the fiscal quarter ending December 31, 2005 shall be calculated by annualizing the Consolidated Interest Expense for such fiscal quarter and the two (2) previous fiscal quarters.

        CONSOLIDATED NET INCOME shall mean with respect to such Person and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of such Person and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any other entity in which such Person or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other entity to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other entity to such Person or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any entity acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; and (iv) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

        CONSOLIDATED SENIOR SECURED DEBT shall mean, for any Person and its Consolidated Subsidiaries, Consolidated Funded Debt (other than Subordinated
Debt) that is secured by a Lien.

        CONSOLIDATED SUBSIDIARIES shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP, provided, however, that the Consolidated Subsidiaries of Borrower shall not include the Unrestricted Entities.

        DEBT shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
(vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to gather or transport Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Subsidiary for which such Person is liable either by agreement or because of a Governmental Requirement; and (xiii) all obligations of such Person under Hedging Agreements.

        DEFAULT shall mean an Event of Default or an event which with notice or lapse of applicable grace period or both would become an Event of Default.

        DEFAULTING LENDER means any Lender that (i) has failed to fund any portion of the Loans or Letter of Credit reimbursement obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (iii) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        DISPOSITION or DISPOSE means the sale, transfer or other disposition (including any sale-leaseback transaction) of any property by any Person, other than the settlement or resolution of a claim that is unrelated to the collateral securing the Indebtedness. For the avoidance of doubt, "DISPOSITION" includes Equity Offerings.

        DOLLARS and $ shall mean lawful money of the United States of America.

        EFFECTIVE AMOUNT means (i) with respect to any Revolver Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Revolver Loans and prepayments or repayments thereof occurring on such date under the Revolver Facility; and (ii) with respect to any outstanding LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        ELIGIBLE ASSIGNEE means (i) a Lender; (ii) an Affiliate of a Lender;
(iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by (a) the Administrative Agent and the Issuing Bank, and (b) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

        ELK CITY ACQUISITION means the acquisition by Borrower of the Elk City Partnership Interests pursuant to the Elk City Acquisition Documents.

        ELK CITY ACQUISITION DOCUMENTS means the Elk City Purchase and Sale Agreement and each other agreement, document and instrument executed and delivered by Borrower or any other Obligor and any counterparty thereto in connection with the Elk City Acquisition.

        ELK CITY PARTNERSHIP INTERESTS means the "Interests" as defined in the Elk City Purchase and Sale Agreement.

        ELK CITY PURCHASE AND SALE AGREEMENT means the Purchase and Sale Agreement dated as of March 8, 2005, between Borrower and the Elk City Seller, with such amendments as may be satisfactory to the Administrative Agent.

        ELK CITY SELLER means, collectively, LG PL, LLC, a Texas limited liability company, and La Grange Acquisition, L.P., a Texas limited partnership.

        ENVIRONMENTAL LAWS shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Obligor or any Subsidiary is conducting or at any time has conducted business, or where any Property of any Obligor or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "OIL" shall have the meaning specified in OPA, the terms "HAZARDOUS SUBSTANCE" and "RELEASE" or "THREATENED RELEASE" have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" or "DISPOSED" have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of any Obligor or any Subsidiary is located establish a meaning for "OIL," "HAZARDOUS SUBSTANCE," "RELEASE," "SOLID WASTE" or "DISPOSAL" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

        EQUITY NET CASH PROCEEDS means Net Cash Proceeds received in connection with an Equity Offering.

        EQUITY OFFERING means the issuance or sale of equity interests in the Borrower pursuant to a public or private offering.

        ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

        ERISA AFFILIATE shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "SINGLE EMPLOYER" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

        ERISA EVENT shall mean (i) a "REPORTABLE EVENT" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the

PBGC or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        EVENT OF DEFAULT shall have the meaning assigned such term in SECTION 10.01.

        EXCEPTED LIENS shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the gathering, transportation, operation and maintenance of the Pipeline Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) encumbrances of third party surface owners and owners of other estates in lands (other than lands to which any Obligor has fee simple title) covered by Pipeline right-of-ways, permits and easements; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of any Obligor or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (vi) that certain Surface Lease Agreement dated as of February 1, 2000, by and between Texaco Exploration and Production, Inc., predecesssor in interest to APL Mid-Continent, as lessor, and Velma Federal Credit Union, as lessee; (vii) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and
(viii) Liens which do not materially interfere with the occupation, use, and enjoyment by Borrower of the Pipeline Properties in the ordinary course of business as presently conducted or materially impair the value thereof for the purposes thereof.

        FACILITIES means, collectively, the Revolver Facility and the Term Loan Facility, and FACILITY means either of the Revolver Facility or the Term Loan Facility.

        FEDERAL FUNDS RATE shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such- day, provided, that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

        FEE LETTERS shall mean, collectively, (i) that certain letter agreement from Wachovia Bank, National Association, Fleet National Bank, Wachovia Capital Markets, LLC, and Banc of America Securities LLC to the Borrower dated March 8, 2005, and (ii) that certain letter agreement from Wachovia

Bank, National Association and Wachovia Capital Markets, LLC to the Borrower dated March 8, 2005, each concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

        FINANCIAL STATEMENTS shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
SECTION 7.02.

        FOREIGN LENDER means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        FUND means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time.

        GENERAL PARTNER means Atlas Pipeline Partners GP, LLC, a Delaware limited liability company.

        GOVERNMENTAL AUTHORITY shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any Obligor or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

        GOVERNMENTAL REQUIREMENT shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

        GUARANTOR shall mean each Initial Guarantor and each Subsidiary of Borrower hereafter formed or acquired, except for the Unrestricted Entities (if any).

        GUARANTY AGREEMENT shall mean, collectively, (i) an agreement executed by a Guarantor in form and substance satisfactory to the Administrative Agent guarantying, unconditionally, payment of the Indebtedness, together with (ii) any related Confirmation of Guaranty Agreement and any other amendment, modification, supplement, restatement, ratification, or reaffirmation of any Guaranty Agreement made in accordance with the Loan Documents.

        HEDGING AGREEMENTS shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

        HIGHEST LAWFUL RATE means, as of a particular date, the highest non-usurious rate of interest, if any, permitted from day to day by applicable law. To the extent Texas law is applicable, the Lenders hereby notify and disclose to the Borrower that, for purposes of Texas Finance Code Section 303.001, as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by Texas Finance Code Section 303.009; provided however, that to the extent permitted by applicable law, the Lender reserves the right to change the "applicable ceiling" from time to time by further notice and disclosure to the Borrower.

        HYDROCARBONS shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

        INDEBTEDNESS shall mean any and all amounts owing or to be owing by the Borrower or any other Obligor to the Administrative Agent, the Issuing Bank and/or the Lenders or any Affiliates of Lenders in connection with the Loan Documents now or hereafter arising between the Borrower or any other Obligor and the Administrative Agent, the Issuing Bank, any Lender or its Affiliate and permitted by the terms of this Agreement, and all renewals, extensions and/or rearrangements of any of the foregoing. INDEBTEDNESS shall also include any obligation owing to any Person under Hedging Agreements to the extent such Person was a Lender or Affiliate thereof when such Hedging Agreement was executed.

        INDEMNIFIED PARTIES shall have the meaning assigned such term in SECTION 12.03(a)(ii).

        INITIAL FUNDING shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in SECTIONS 6.01 and 6.02.

        INTERCOMPANY DEBT shall mean funded Debt that is owed by an Obligor to the Borrower or to any other Obligor, or by the Borrower or any other Obligor to another Obligor.

        INTERCOMPANY NOTES shall mean the promissory notes executed to evidence the Intercompany Debt.

        INTEREST PERIOD shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in SECTION 2.02, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period with respect to Revolver Loans may end after the Termination Date in respect of the Revolver Facility, and no Interest Period with respect to Term Loans may end after the Termination Date in respect of the Term Loan Facility; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in SECTION 3.01 to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

        ISSUING BANK shall have the meaning assigned to such term in the introductory paragraph to this Agreement, or any other Revolver Lender agreed to between the Borrower and the Administrative Agent to issue Letters of Credit.

        LC COMMITMENT at any time shall mean Ten Million Dollars ($10,000,000).

        LC EXPOSURE at any time shall mean the sum of (i) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (ii) the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

        LETTER OF CREDIT AGREEMENTS shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

        LETTERS OF CREDIT shall mean the stand-by letters of credit issued pursuant to SECTION 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "LETTER OF CREDIT" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

        LEVERAGE RATIO has the meaning set forth in SECTION 9.14.

        LIBOR shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Dow Jones Market Service Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars are offered by leading reference banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

        LIBOR LOANS shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "ADJUSTED LIBOR".

        LIEN shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, each Obligor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

        LIMITED PARTNERSHIP AGREEMENT shall mean that certain Second Amended and Restated Agreement of Limited Partnership of Borrower dated as of March 9, 2004, as such agreement may be amended, extended, revised or replaced from time to time.

        LOAN DOCUMENTS shall mean this Agreement, the Notes, the Guaranty Agreements, all Letters of Credit, all Letter of Credit Agreements, the Fee Letters, the Security Instruments, Hedging Agreements entered into between Borrower or any other Obligor and any Lender or Affiliate of any Lender and the Consent to Assignment.

        LOANS shall mean the loans as provided for by SECTION 2.01(a) or any continuations or conversions thereof.

        MASTER NATURAL GAS GATHERING AGREEMENTS shall mean those agreements listed as ITEMS 1, 2, 3, 4 and 5 on SCHEDULE 7.23, as such agreements may be amended, extended, renewed or replaced from time to time.

        MATERIAL ADVERSE CHANGE shall mean any change, effect, event, occurrence or circumstance that (a) prevents the Borrower from performing its obligations under the Elk City Purchase and Sale Agreement or makes impossible the consummation of the transactions contemplated by that agreement or (b) results in, or is reasonably expected to result in, a material adverse change in, or effect on (including diminution in value), the business, assets, results of operations or financial condition of the Borrower, in each case taken as a whole, but excluding, in the case of clause (b), (i) any change or effect in, or that is attributable to or resulting from general international, national, regional or local economic, financial or market conditions, or the industry in which the Borrower and Elk City operate, including market prices for commodities, goods or services within that industry, (ii) any change in laws, regulations, rules or accounting standards, principles or interpretations, or
(iii) any change, effect, event, occurrence or circumstance that is attributable to (A) the announcement or consummation of the transactions contemplated by the Elk City Purchase and Sale Agreement, (B) events, actions or agreements contemplated by the Elk City Purchase and Agreement, or (C) actions of the Elk City Seller or Elk City taken or omitted to be taken at the direction of, or with the express consent of, the Borrower. For purposes of clause (b) of the immediately preceding sentence, if the change, effect, event, occurrence or circumstance has an effect on the Borrower is quantifiable in monetary terms, then, notwithstanding such clause, (1) it is not a material adverse change to the Borrower unless its negative effect exceeds, or is reasonably expected to exceed on a present value basis, $10,000,000 and (2) it is a material adverse change to the Borrower if its negative effect exceeds, or is reasonably expected to exceed on a present value basis, $10,000,000.

        MATERIAL ADVERSE EFFECT shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower, the General Partner, and the Guarantors taken as a whole, or (ii) the ability of the Borrower, the General Partner, or any Guarantor to carry out its business as at the Closing Date (excluding the dissolution or liquidation of any Guarantor pursuant to a merger to the extent permitted under SECTION 9.09) or meet its obligations under the Loan Documents on a timely basis, or (iii) the Administrative Agent's and the Lenders' interests in the collateral securing the Indebtedness, or the Administrative Agents' or the Lenders' ability to enforce their rights and remedies under this Agreement or any other Loan Document, at law or in equity.

        MATERIAL AGREEMENTS shall have the meaning assigned to such term in
SECTION 7.23.

        MAXIMUM REVOLVER AMOUNT shall mean, as to each Revolver Lender, the dollar amount of such Revolver Lender's Percentage Share of the Revolver Facility (as the same may be reduced pursuant to SECTION 2.03(a) pro rata to each Revolver Lender based on its Percentage Share of the Revolver Facility), as modified from time to time to reflect any assignments permitted by SECTION 12.06(b).

        MAXIMUM TERM LOAN AMOUNT shall mean, as to each Term Loan Lender, the dollar amount of such Term Loan Lender's Percentage Share of the Term Loan Facility.

        MOODY'S means Moody's Investor Service, Inc. and any successor thereto.

        MORTGAGED PROPERTY shall mean the Property owned by the Obligors and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

        MULTIEMPLOYER PLAN shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

        NET CASH PROCEEDS means (i) with respect to any Disposition, cash (including any cash received by way of deferred payment as and when received and payment of amounts due under insurance policies) received by the Borrower or any of its Subsidiaries in connection therewith and as consideration therefor, on or after the date of consummation of such transaction, after (a) deduction of Taxes payable in connection with or as a result of such Disposition, and (b) payment of all usual and customary fees and expenses related to such Disposition (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction), and (ii) with respect to issuance of any Debt (other than Intercompany Debt), proceeds of such Debt after payment of all reasonable closing costs associated with the issuance thereof.

        NOTES shall mean, collectively, the Revolver Notes and the Term Loan Notes provided for by SECTION 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

        OBLIGOR shall mean each Initial Obligor and each additional Person party to a Guaranty.

        OIL AND GAS PROPERTIES shall mean all present and future Hydrocarbon reserves located in fields and regions accessed by the Pipelines for gathering and transportation to interstate and intrastate third party pipelines.

        OMNIBUS AGREEMENT shall mean that certain Omnibus Agreement by and among the Borrower, Atlas, REI, Viking and APL Operating dated as of February 2, 2000, as such agreement may be amended, extended, renewed or replaced from time to time.

        OTHER TAXES shall have the meaning assigned such term in SECTION
4.06(b).

        PARTICIPANT has the meaning set forth in SECTION 12.06.

        PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

        PERCENTAGE SHARE for each Lender means on any date of determination (i) for purposes of sharing any amount or fee payable to any Lender in respect of a specific Facility (or subfacility thereof), the proportion that the portion of the Principal Debt for the applicable Facility (or subfacility thereof) owed to such Lender (whether held directly or through a participation in respect of the Letter of Credit subfacility and determined after giving effect thereto) bears to the Principal Debt under the applicable Facility (or subfacility thereof) owed to all Lenders thereunder at the time in question, and (b) for all other purposes, the proportion that the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Commitment then in effect under the Facilities bears to the Total Commitment then in effect.

        PERMITTED MERGER shall mean such merger or consolidation as is permitted under SECTION 9.09.

        PERSON shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        PIPELINES shall mean the natural gas gathering system and related processing facilities now owned and operated as private use gathering systems by the Obligors located in the states of New York, Ohio, Pennsylvania, Oklahoma and Texas, and all additions thereto, and such other natural gas gathering systems and related processing facilities owned and operated by the Obligors hereafter.

        PIPELINE PROPERTIES shall mean all Property now or hereafter acquired related to the Pipelines and processing facilities including all buildings, structures, fuel separators, processing plants, treatment, dehydration, and fractionation facilities, storage and transportation equipment, liquid extraction plants, compressors, compressor stations, pipeline interconnections, fee lands, pumps, pumping units, field gathering systems, pipes and pipelines, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, SCADA systems and software, apparatus, equipment, appliances, tools, implements, surface leases, rights-of-way, permits, licenses, crossing permits, easements and servitudes; all operating agreements, gathering agreements, processing agreements, contracts and other agreements which relate to any of the Pipelines or the gathering, transmission, exchange, processing, hedging and sale of Hydrocarbons through the Pipelines; all Hydrocarbons used as linefill or pad gas in the Pipelines, and all tariffs, rents, issues, profits, proceeds, revenues and other incomes from or attributable to the Pipelines and sale of Hydrocarbons; all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the Pipelines (excluding automotive equipment or other personal property which may be on such premises for the purpose of constructing the Pipelines or for other similar temporary uses), together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

        PLAN shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

        PLEDGES shall have the meaning assigned to such term in SECTION
10.03(d).

        POST-DEFAULT RATE shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum equal to three and three-quarters percent (3.75%) per annum above the Base Rate as in effect from time to time, but in no event to exceed the Highest Lawful Rate.

        PRIME RATE shall mean the rate of interest from time to time announced publicly by the Administrative Agent as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

        PRINCIPAL DEBT means the sum of Revolver Principal Debt and Term Loan Principal Debt.

        PRINCIPAL OFFICE shall mean the principal office of the Administrative Agent, presently located at 1001 Fannin, Suite 2255, Houston, Texas 77002-6709.

        PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, moveable or immoveable, tangible or intangible.

        QUARTERLY DATE shall mean the first day of each January, April, July, and October in each year, the first of which shall be July, 2005; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

        QUARTERLY REPORTS shall have the meaning assigned to such term under
Section 8.01(f).

        REGISTER has the meaning set forth in SECTION 12.06.

        REGULATION D shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

        REGULATORY CHANGE shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

        REI shall mean Resource Energy, Inc., a Delaware corporation.

        RELATED PARTIES means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

        REQUIRED LENDERS shall mean Lenders holding (i) at least 66-2/3% of the Total Commitment, if no Default or Event of Default exists, or (ii) at least 66-2/3% of the outstanding Principal Debt, if a Default or Event of Default exists.

        REQUIRED PAYMENT shall have the meaning assigned such term in SECTION 4.04.

        REQUIRED REVOLVER LENDERS shall mean Revolver Lenders holding (i) at least 66-2/3% of the aggregate Revolver Commitments, if no Default or Event of Default exists, or (ii) at least 66-2/3% of the outstanding Revolver Principal Debt, if a Default or Event of Default exists.

        RESERVE REPORT shall mean a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each January 1, (i) the oil and gas reserves attributable to the Oil and Gas Properties connected to the Pipelines accounting for eighty percent (80%) of the Pipelines' throughput, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Administrative Agent may reasonably request.

        RESERVE REQUIREMENT shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

        RESPONSIBLE OFFICER shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "RESPONSIBLE OFFICER" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the General Partner.

        REVOLVER COMMITMENT shall mean, for any Revolver Lender, its obligation to make Revolver Loans as provided in SECTION 2.01(a)(i) and participate in the issuance of Letters of Credit as provided in SECTION 2.01(b) up to such Revolver Lender's Maximum Revolver Amount (as the same may be decreased pursuant to SECTION 2.03(a)).

        REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.01(a)(i) hereof (as the same may be decreased pursuant to SECTION 2.03(a)).

        REVOLVER LENDERS means, collectively, on any date of determination, Lenders having Commitments under the Revolver Facility or that are owed Revolver Principal Debt.

        REVOLVER LOAN means any Loan made under the Revolver Facility.

        REVOLVER NOTE means a promissory note in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

        REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Revolver Loans, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any Letter of Credit.

        S&P means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

        SEC shall mean the Securities and Exchange Commission or any successor Governmental Authority.

        SECURITY INSTRUMENTS shall mean the agreements or instruments described or referred to in EXHIBIT D, and any and all other agreements or instruments now or hereafter executed and delivered by the Obligors or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, the Guaranty Agreements, the Hedging Agreements constituting Loan Documents, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

        SENIOR SECURED LEVERAGE RATIO has the meaning set forth in SECTION 9.15.

        SPECIAL ENTITY shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "CONTROL" such second Person (e.g. a sole general partner controls a limited partnership).

        SPECTRUM ACQUISITION means the acquisition by APL Operating of the Spectrum Shares pursuant to the Spectrum Securities Purchase Agreement and the other documents delivered in connection therewith.

        SPECTRUM SECURITIES PURCHASE AGREEMENT means the Securities Purchase Agreement dated as of June 10, 2004, between APL Operating, as buyer, and Spectrum Field Services, Inc., a Delaware corporation, Energy Spectrum Partners II LP, a Delaware limited partnership, Energy Spectrum Partners III LP, a Delaware limited partnership, and each of the "Management Sellers" defined in and parties to the Spectrum Securities Purchase Agreement, as sellers.

        SPECTRUM SHARES means the "Shares" defined in the Spectrum Securities Purchase Agreement.

        SUBORDINATED DEBT means any Indebtedness for borrowed money for which an Obligor is directly and primarily obligated, so long as such Debt (i) does not have any stated maturity before the maturity of the Facilities, (ii) has terms that are no more restrictive upon the Obligor than the terms of the Loan Documents, (iii) is subordinated, upon terms satisfactory to Administrative Agent, to the payment and collection of the Indebtedness, and (iv) is unsecured.

        SUBSIDIARY shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity.

        TAXES shall have the meaning assigned such term in SECTION 4.06(a).

        TERM LOAN means any Loan made under the Term Loan Facility.

        TERM LOAN COMMITMENT means, for any Term Loan Lender, its obligation to make Term Loans as provided in SECTION 2.01(a)(ii) up to such Term Loan Lender's Maximum Term Loan Amount.

        TERM LOAN FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.01(a)(ii) hereof.

        TERM LOAN LENDERS means, collectively, on any date of determination, Lenders having Commitments under the Term Loan Facility or that are owed Term Loan Principal Debt.

        TERM LOAN NOTE means a promissory note substantially in the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

        TERM LOAN PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Loans under the Term Loan Facility.

        TERMINATION DATE means (i) for purposes of the Revolver Facility, the earlier of (a) April 13, 2010, and (b) the effective date that Revolver Lenders' Revolver Commitments are otherwise canceled or terminated, and (ii) for purposes of the Term Loan Facility, (a) the earlier of April 13, 2010, and (b) the effective date of any other termination, cancellation or acceleration of the Term Loan Facility.

        TOTAL COMMITMENT means, at any time, the sum of the aggregate Revolver Commitments and aggregate Term Loan Commitments in effect for all Lenders in respect of the Revolver Facility and the Term Loan Facility.

        TRANSFER shall mean any sale, assignment, sub-lease, conveyance or other transfer of any Pipeline Property, or any interest in any Pipeline Property of any Obligor, except for (i) the sale of firm transportation space or interruptible transportation space in the Pipelines in the ordinary course of business on a current basis, or (ii) the sale or transfer of equipment in the ordinary course of business that is no longer necessary for the business of any Obligor or is contemporaneously replaced by equipment of at least comparable value and use.

        TYPE shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

        UNRESTRICTED ENTITIES shall mean Subsidiaries of the Borrower designated as UNRESTRICTED ENTITIES by the Borrower and approved by Required Lenders.

        VIKING shall mean Viking Resources Corporation, a Pennsylvania corporation.

        WACHOVIA means Wachovia Bank, National Association.

        WHOLLY OWNED SUBSIDIARY shall mean a Subsidiary for which all of the outstanding shares of stock or other equity of such entity is owned directly or indirectly by Borrower.

        Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in SECTION 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II
                                   COMMITMENTS

        Section 2.01   LOANS AND LETTERS OF CREDIT.

                (a) LOANS.

                        (i) Subject to and in reliance upon the terms, conditions, representations and warranties in the Loan Documents, each Revolver Lender severally agrees to make Revolver Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Revolver Lender becomes a party to this Agreement as provided in
                SECTION 12.06(b), to and up to, but excluding, the Termination Date in respect of the Revolver Facility in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Revolver Lender's Revolver Commitment as then in effect; provided however, that the aggregate principal amount of all such Revolver Loans by all

                Revolver Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Maximum Revolver Amount. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date in respect of the Revolver Facility, the Borrower may borrow, repay and reborrow the amount described in this SECTION 2.01(a).

                        (ii) Subject to and in reliance upon the terms, conditions, representations and warranties in the Loan Documents, each Term Loan Lender severally, but not jointly, agrees to lend to the Borrower in a single advance on the Closing Date a Term Loan in an amount equal to such Lender's Term Loan Commitment. The aggregate principal amount of the the Term Loans of the Lenders shall not exceed Forty-Five Million Dollars ($45,000,000). If all or any portion of the Term Loan Principal Debt is paid or prepaid by the Borrower, then the amount so paid or prepaid may not be reborrowed.

                (b) LETTERS OF CREDIT. During the period from and including the Closing Date to, but excluding, five (5) Business Days prior to the Termination Date in respect of the Revolver Facility, the Issuing Bank, as issuing bank for the Revolver Lenders, agrees to extend credit for the account of any Obligor at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, that the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Maximum Revolver Amount, as then in effect, minus the aggregate principal amount of all Revolver Loans then outstanding. The Revolver Lenders shall participate in such Letters of Credit according to their respective Percentage Shares of the Revolver Facility. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of such Obligor, and (iv) expire not later than the earlier of (A) twelve months from the date of issuance of such Letter of Credit and (B) five
        (5) Business Days before the Termination Date in respect of the Revolver Facility.

                (c) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Required Lenders, no more than seven LIBOR Loans may be outstanding at any time.

        Section 2.02   BORROWINGS, CONTINUATIONS AND CONVERSIONS, LETTERS OF
CREDIT.

                (a) BORROWINGS. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

                (b) MINIMUM AMOUNTS. If a borrowing consists in whole or in part of LIBOR Loans, such LIBOR Loans shall be in amounts of at least Five Hundred Thousand Dollars ($500,000) or any whole multiple of Two Hundred Fifty Thousand Dollars ($250,000) in excess thereof. If a borrowing consists in whole or in part of Base Rate Loans, such Base Rate Loans shall be in amounts of at least One Hundred Thousand Dollars ($100,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof.

                (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of EXHIBIT B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 12:00 p.m. Charlotte, North Carolina time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

                (d) CONTINUATION OPTIONS. Subject to the provisions made in this
        SECTION 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in SECTION 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to SECTION 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least Five Hundred Thousand Dollars ($500,000) or any whole multiple of Two Hundred Fifty Thousand Dollars ($250,000) in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

                (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this SECTION 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in SECTION 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that
        (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least Five Hundred Thousand Dollars ($500,000) or any whole multiple of Two Hundred Fifty Thousand Dollars ($250,000) in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

                (f) ADVANCES. Not later than 12:00 p.m. Charlotte, North Carolina time on the date specified for each the borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office, or in such other accounts designated by the Borrower.

                (g) LETTERS OF CREDIT. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 12:00 p.m. Charlotte, North Carolina time not less than three Business Days prior thereto of each request for the issuance, and at least ten Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, and (v) such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

        In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Revolver Lenders hereby agree that the provisions of this Agreement shall govern.

        The Issuing Bank will send to the Borrower and each Revolver Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

        Section 2.03   CHANGES OF COMMITMENTS.

                (a) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolver Amounts at any time, or from time to time, upon not less than thirty (30) days' prior notice to the Administrative Agent (who shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than One Million Dollars ($1,000,000) or any whole multiple of One Million Dollars ($1,000,000) in excess thereof, and no more than an amount by which the Aggregate Maximum Revolver Amounts would be less than the aggregate outstanding principal amount of the Revolver Loans plus the LC Exposure) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

                (b) The Aggregate Maximum Revolver Amounts, once terminated or reduced, may not be reinstated.

        Section 2.04   FEES.

                (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender a commitment fee on the daily average unused amount of the aggregate Revolver Commitments, up to, but excluding, the Termination Date in respect of the Revolver Facility at a rate per annum equal to (i) 0.375% during any period in which the Leverage Ratio is less than or equal to 3.00 to 1.00, or (ii) 0.50% during any period in which the Leverage Ratio is greater than 3.00 to 1.00. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date in respect of the Revolver Facility. Each change in the commitment fee resulting from a change in the Leverage Ratio shall take effect on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to SECTION 8.01(j). If the Borrower fails to deliver a compliance certificate when required pursuant to SECTION 8.01(j), then the commitment fee shall equal 0.50% until such date as the Borrower delivers such compliance certificate to the Administrative Agent.

                (b) LETTER OF CREDIT FEES.

                        (i) The Borrower agrees to pay the Administrative Agent,
                for the account of each Revolver Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin in effect from time to time for LIBOR Loans, provided, that each Letter of Credit shall bear a minimum commission of Five Hundred Dollars ($500) and further provided, during any period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured and waived, equal to the Post-Default Rate. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit for the first year thereof and thereafter, quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

                        (ii) The Borrower agrees to pay the Administrative
                Agent, for the account of the Issuing Bank, commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) equal to 0.125% of the face amount of each Letter of Credit, payable upon issuance of such Letter of Credit.

                        (iii) The Borrower shall pay to the Administrative
                Agent, for the account of the Issuing Bank, other customery fees assessed by the Issuing Bank in connection with the administration of its Letters of Credit.

                (c) FEE LETTERS. The Borrower shall pay to Administrative Agent and the Co-Lead Arrangers for their respective accounts such other fees as are set forth in the Fee Letters on the dates specified therein to the extent not paid prior to the Closing Date.

        Section 2.05 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

        Section 2.06 NOTES. The Revolver Loans made by each Revolver Lender shall be evidenced by a Revolver Note dated as of (i) the Closing Date or (ii) the effective date of an Assignment and Assumption, payable to the order of such Revolver Lender in a principal amount equal to its Maximum Revolver Amount as originally in effect and otherwise duly completed and such substitute Notes as required by SECTION 12.06. The Term Loan made by each Term Loan Lender shall be evidenced by a Term Loan Note dated as of (x) the Closing Date or (y) the effective date of an Assignment and Assumption, payable to the order of such Term Loan Lender in a principal amount equal to its Maximum Term Loan Amount as originally in effect and otherwise duly completed and such substitute Term Loan Notes as required by SECTION 12.06. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

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

        Section 2.07   PREPAYMENTS.

                (a) VOLUNTARY PREPAYMENTS. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least One Hundred Thousand Dollars ($100,000) or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of SECTION 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid. In the event of a voluntary prepayment of any Revolver Loans pursuant to this SECTION 2.07(a), Borrower shall be entitled to reborrow such amounts pursuant to
        SECTION 2.01(a)(i).

                (b)      MANDATORY PREPAYMENTS.

                        (i) The Borrower shall prepay the Principal Debt in an
                amount equal to the portion of Net Cash Proceeds (other than Equity Net Cash Proceeds) in excess of Five Hundred Thousand Dollars ($500,000) on the first Business Day following the receipt thereof.

                        (ii) The Borrower shall prepay the Principal Debt in an
                amount equal to Equity Net Cash Proceeds required to reduce the Borrower's Senior Secured Leverage Ratio to or below 3.50 to
                1.00 on the first Business Day following receipt of such Equity Net Cash Proceeds.

                (c) GENERALLY. Prepayments permitted under this SECTION 2.07 shall be without premium or penalty, except as required under SECTION
        5.05 for prepayment of LIBOR Loans. Any voluntary prepayment of the Principal Debt shall be applied to the Revolver Principal Debt and the Term Loan Principal Debt at the Borrower's discretion; provided, that upon any Default or Event of Default, any such prepayment shall be allocated pro rata to each Revolver Lender and each Term Loan Lender in accordance with its Percentage Share of the Principal Debt. Any mandatory prepayment of the Principal Debt under CLAUSE (b) above shall be applied first against the Term Loan Principal Debt, and the balance, if any, shall be applied against the Revolver Principal Debt. With respect to the Revolver Loans, any mandatory prepayments made pursuant to CLAUSE (b)(ii) above and any voluntary prepayments may be reborrowed subject to the then effective Aggregate Maximum Revolver Amount.

        Section 2.08 ASSUMPTION OF RISKS. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), its correspondents nor any Revolver Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Revolver Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Administrative Agent's or any Revolver Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

        Section 2.09   OBLIGATION TO REIMBURSE AND TO PREPAY.

                (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this SECTION 2.09 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Revolver Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

        Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Administrative Agent makes payment to the named beneficiary of a Letter of Credit.

                (b) In the event of the occurrence of any Event of Default or the maturity of the Revolver Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Administrative Agent and the Revolver Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Revolver Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Revolver Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

                (c) Each Revolver Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Revolver Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this SECTION 2.09.

                (d) Notwithstanding anything to the contrary contained herein, if no Event of Default has occurred and is continuing, and subject to Availability under the Revolver Facility, to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Day after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Revolver Lenders as a Revolver Loan hereunder and used by the Revolver Lenders to pay such Letter of Credit reimbursement obligation. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Revolver Loan would cause the aggregate amount of all Revolver Loans outstanding to exceed the Aggregate Maximum Revolver Amount (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Revolver Loan, but instead shall accrue interest as provided in SECTION 2.09(a).

        Section 2.10 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                  ARTICLE III
                       PAYMENTS OF PRINCIPAL AND INTEREST

        Section 3.01   REPAYMENT OF LOANS.

                (a) LOANS.

                        (i) The Revolver Principal Debt is due and payable on the Termination Date in respect of the Revolver Facility.

                        (ii) The Term Loan Principal Debt is due and payable in
                quarterly installments in the amounts set forth on SCHEDULE 3.01 hereto (each, an "AMORTIZATION PAYMENT"), commencing on October 1, 2005, and continuing thereafter on each Quarterly Date, with a final payment due on the Termination Date in respect of the Term Loan Facility in an amount equal to all Term Loan Principal Debt then outstanding; provided, that each prepayment by the Borrower of outstanding Term Loan Principal Debt in accordance with the provisions set forth in SECTIONS 2.07(b)(i) AND 2.07(b)(ii) hereof shall ratably reduce the remaining Amortization Payments due under this Agreement by an amount that, in the aggregate, equals the amount of such prepayments.

                (b) GENERALLY. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this SECTION 3.01.

        Section 3.02   INTEREST.

                (a) INTEREST RATES. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

                        (i) if such a Loan is a Base Rate Loan, the Base Rate
                (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

                        (ii) if such a Loan is a LIBOR Loan, for each Interest
                Period relating thereto, the Adjusted LIBOR for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

                (b) POST-DEFAULT RATE. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender, interest at the applicable Post-Default Rate on any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

                (c) DUE DATES. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on July 1, 2005, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to SECTION 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Revolver Loans on the Termination Date in respect of the Revolver Facility shall be paid on such date and any accrued and unpaid interest on the Term Loans on the Termination Date in respect of the Term Loan Facility shall be paid on such date.

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

                (d) DETERMINATION OF RATES. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

        Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes, Letters of Credit, and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 12:00 p.m. Charlotte, North Carolina time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

        Section 4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein, each Lender agrees that: (i) each borrowing from the Lenders under SECTION 2.01 and each continuation and conversion under SECTION 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share of the aggregate Revolver Commitments or aggregate Term Loan Commitments, as the case may be, each payment of fees under SECTIONS 2.04(a) and 2.04(b)(i), shall be made for account of the Revolver Lenders pro rata in accordance with their Percentage Share of the aggregate Revolver Commitments, and each termination or reduction of the amount of the Aggregate Maximum Revolver Amount under SECTION 2.03(a) shall be applied to the Revolver Commitment of each Revolver Lender, pro rata according to the amounts of its respective Revolver Commitment; (ii) each payment of principal of Revolver Loans by the Borrower shall be made for account of the Revolver Lenders pro rata in accordance with the respective unpaid principal amount of the Revolver Loans held by the Revolver Lenders; (iii) each payment of interest on Revolver Loans by the Borrower shall be made for account of the Revolver Lenders pro rata in accordance with the amounts of interest due and payable to the respective Revolver Lenders; (iv) each payment of principal of Term Loans by the Borrower shall be made for account of the Term Loan Lenders pro rata in accordance with the respective unpaid principal amount of the Term Loans held by the Term Loan Lenders; (v) each payment of interest on Term Loans by the Borrower shall be made for account of the Term Loan Lenders pro rata in accordance with the amounts of interest due and payable to the respective Term Loan Lenders; and (vi) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Revolver Lenders, pro rata for the account of the Revolver Lenders in accordance with the amounts of reimbursement obligations due and payable to each respective Revolver Lender.

        Section 4.03 COMPUTATIONS. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

        Section 4.04 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until, but excluding, the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

        Section 4.05   SET-OFF, SHARING OF PAYMENTS, ETC.

                (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

                (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 4.05 to share the benefits of any recovery on such secured claim.

        Section 4.06   TAXES.

                (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with SECTION 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Administrative Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.06) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Assumption or any Security Instrument (hereinafter referred to as "OTHER TAXES").

                (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER, THE ISSUING BANK AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST

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

        AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, ISSUING BANK OR THE ADMINISTRATIVE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE ADMINISTRATIVE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER, IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED, THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE ADMINISTRATIVE AGENT IN THE EVENT SUCH LENDER OR THE ADMINISTRATIVE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                (d) LENDER REPRESENTATIONS.

                        (i) Each Lender represents that it is either (1) a
                banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment and Assumption pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (1) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM W-8ECI CERTIFICATION") or (2) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM W-8BEN CERTIFICATION"). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Borrower and the Administrative Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8BEN Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this SECTION 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this SECTION 4.06 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this SECTION 4.06.

                        (ii) For any period with respect to which a Lender has
                failed to provide the Borrower with the form required pursuant to this SECTION 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this SECTION 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                        (iii) Any Lender claiming any additional amounts payable
                pursuant to this SECTION 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                   ARTICLE V
                                CAPITAL ADEQUACY

        Section 5.01   ADDITIONAL COSTS.

                (a) LIBOR REGULATIONS, ETC. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit (such increases in costs and reductions in amounts receivable being herein called

        "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the London interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this SECTION 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this SECTION 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.04 shall be applicable).

                (b) REGULATORY CHANGE. Without limiting the effect of the provisions of SECTION 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (i) any Lender, (ii) the London interbank market or (iii) such Lender's position in such market), the Adjusted LIBOR, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, if such Lender so elects, by notice to the Borrower and the Administrative Agent, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of SECTION 5.04 shall be applicable).

                (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this SECTION 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, or its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this SECTION 5.01(c) as promptly as practicable after it determines to request such compensation.

                (d) COMPENSATION PROCEDURE. Any Lender notifying the Borrower of the incurrence of Additional Costs under this SECTION 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this SECTION 5.01 of the effect of any Regulatory Change pursuant to
        SECTION 5.01(a) or (b), or of the effect of capital maintained pursuant to SECTION 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this SECTION 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this SECTION 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this SECTION 5.01(d).

        Section 5.02 LIMITATION ON LIBOR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted LIBOR for any Interest Period:

                (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Adjusted LIBOR" in SECTION 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Adjusted LIBOR" in SECTION
        1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans; then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.

        Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of SECTION 5.04 shall be applicable).

        Section 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to SECTIONS 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in SECTION 5.01(b) or SECTION 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

        Section 5.05 COMPENSATION. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

                (a) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the

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

        Loans pursuant to SECTION 10.02) on a date other than the last day of the Interest Period for such Loan; or

                (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in ARTICLE VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to SECTION 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

        Section 6.01 INITIAL FUNDING. The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Administrative Agent and the Lenders of all fees then due and payable pursuant to SECTION 2.04 on or before the Closing Date and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this
SECTION 6.01, each of which shall be satisfactory to the Co-Lead Arrangers in form and substance (other than each item, if any, listed on SCHEDULE 6.01, which items are hereby permitted to be delivered after the Closing Date but not later than the date for delivery of each such item specified on SCHEDULE 6.01, or such later date as the Administrative Agent may agree):

                (a) A certificate of the Secretary or an Assistant Secretary of the General Partner setting forth (i) resolutions of its board of managers with respect to the authorization of the General Partner to execute and deliver on behalf of itself and each Obligor the Loan Documents to which each is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the General Partner who are authorized to sign the Loan Documents to which each Obligor is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the agreement of limited partnership for Borrower, APL Operating and Elk City, as amended, certified as being true and complete and (v) the articles of organization of the General Partner, APL New York, APL Ohio, APL Pennsylvania, APL Mid-Continent and Elk City GP, as amended, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

                (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Obligors.

                (c) The Notes, duly completed and executed for each Lender.

                (d) The Security Instruments, duly completed and executed in sufficient number of counterparts for recording, if necessary, including delivery of any requisite mortgage tax affidavit and payment for applicable mortgage tax, if any due; all original certificates of partnership units or members' equity, blank stock powers, and Intercompany Notes duly endorsed as required under such Security Instruments.

                (e) Receipt of statement of Obligors setting forth pro forma Consolidated EBITDA of at least Forty-Six Million Dollars ($46,000,000), in a form substantially similar to SCHEDULE 6.01(e).

                (f) An opinion of counsel to the Obligors (including local counsel) acceptable to the Co-Lead Arrangers, with respect to the existence of the Obligors, due authorization and execution of the Loan Documents and the Elk City Acquisition Documents, enforceability of the Loan Documents and the Elk City Acquisition Documents, including without limitation the Security Instruments, under the laws of the states wherein the Pipeline Properties are located, and other matters incident to the transactions herein contemplated as the Co-Lead Arrangers may reasonably request, each in form and substance satisfactory to the Co-Lead Arrangers.

                (g) A certificate of insurance coverage of the Obligors evidencing that the Obligors are carrying insurance in accordance with
        SECTION 7.20 and SECTION 8.03(b).

                (h) Title information as the Co-Lead Arrangers may require setting forth the status of title to the Properties (including, without limitation, the Pipeline Properties (including title to the Pipelines acquired in connection with the Elk City Acquisition, which shall not reflect more than Ten Million Dollars ($10,000,000) in "Title Defects" (as defined in the Elk City Purchase and Sale Agreement) as identified by Borrower, for which Borrower shall receive a reduction in the purchase price or a direct payment from or cure of such Title Defects by the Elk City Seller (in excess of a Two Hundred Fifty Thousand Dollar ($250,000) threshold amount under the Elk City Purchase and Sale Agreement))) acceptable to the Co-Lead Arrangers, including delivery of mortgagee's policies of title insurance for such Properties as the Co-Lead Arrangers shall request, to the extent any Obligor obtains an owner's title policy thereon.

                (i) Appropriate UCC search certificates and other evidence satisfactory to the Co-Lead Arrangers with respect to the Obligors' Properties reflecting no prior Liens, other than Excepted Liens.

                (j) Environmental assessments and other reports to the extent maintained by the Obligors covering the Obligors' Properties reporting on the current environmental condition of such Properties satisfactory to the Co-Lead Arrangers and the Lenders.

                (k) A certificate of a Responsible Officer certifying that (i) no Default or Event of Default exists or would result from the Initial Funding, and (ii) since December 31, 2004, there has occurred no Material Adverse Change.

                (l) Satisfactory review by Co-Lead Arrangers of all Material Agreements.

                (m) The Consent to Assignment duly completed and executed.

                (n) All authorizations, approvals or consents as may be necessary for the execution, delivery and performance by any Obligor under this Agreement.

                (o) From any Obligor (other than Borrower) (i) that has not previously executed a Guaranty Agreement, a Guaranty Agreement executed by such Obligor, or (ii) that executed a Guaranty Agreement under the Existing Credit Agreement, a Confirmation of Guaranty Agreement executed by such Obligor.

                (p) A letter from CT Corporation System, Inc., or other agent acceptable to the Administrative Agent, accepting service of process in the State of New York on behalf of the Obligors not otherwise qualified to transact business in New York.

                (q) A certificate of a Responsible Officer certifying that (i) Borrower has received all governmental, shareholder, partnership and third party consents and approvals necessary to consummate the Elk City Acquisition, which consents and approvals are in full force and effect,
        (ii) all waiting periods have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Elk City Acquisition or that could seek to threaten the consummation of the Elk City Acquisition, and no law or regulation is applicable that could have such effect, (iii) no order, decree, judgment, ruling or injunction exists which restrains the consummation of the Elk City Acquisition or the transactions contemplated by this Agreement, and (iv) no pending or threatened action, suit, investigation or proceeding exists which seeks to restrain or affect the Elk City Acquisition, or which, if adversely determined, could materially and adversely affect the Borrower, any of its Subsidiaries, the Elk City Partnership Interests, any transaction contemplated hereby or the ability of Borrower to consummate the Elk City Acquisition or perform its obligations under this Agreement and the other Loan Documents, or the ability of the Lenders to exercise their rights hereunder or thereunder.

                (r) A certificate of a Responsible Officer certifying that Borrower is, concurrently with the funding of the initial Loans on the Closing Date, consummating the Elk City Acquisition in accordance with the terms of the Elk City Purchase and Sale Agreement, with all material conditions precedent thereto having been satisfied in all material respects by the parties thereto.

                (s) Copies of the fully executed Elk City Purchase and Sale Agreement and all other material Elk City Acquisition Documents, certified as true and correct by a Responsible Officer.

                (t) Such other documents as the Co-Lead Arrangers, any Lender or counsel to the Co-Lead Arrangers may reasonably request.

                (u) Review satisfactory to the Co-Lead Arrangers of a Reserve Report covering gas available for the Elk City gathering system.

        Section 6.02 INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

                (a) no Default shall have occurred and be continuing;

                (b) no Material Adverse Effect shall have occurred; and

                (c) the representations and warranties made by the Borrower in
        ARTICLE VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date.

        Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in SECTION 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

        Section 6.03 CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDER. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

        Section 6.04 NO WAIVER. No waiver of any condition precedent shall preclude the Administrative Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

        Each of the Obligors represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in SECTION 6.02):

        Section 7.01 CORPORATE EXISTENCE. Each of the Obligors: (i) is a limited liability company or limited partnership duly organized, formed, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; (ii) has all requisite organizational power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        Section 7.02   FINANCIAL CONDITION.

                (a) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2004, the related consolidated statement of income, partners' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, heretofore furnished to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date and the results of its operations for the fiscal year on said date, all in accordance with GAAP, as applied on a consistent basis. Except as reflected or referred to in such Financial Statements, neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected.

                (b) The financial information for Elk City for the year ended December 31, 2004, heretofore furnished to each of the Lenders, is complete and correct and fairly presents the financial condition of Elk City as at said date. Except as reflected or referred to in such financial information, Elk City has on the Closing Date no material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. Since the date of the financial information for Elk City, neither the business nor the Properties of Elk City have been materially and adversely affected.

        Section 7.03   LITIGATION. Except as disclosed to the Lenders in
SCHEDULE 7.03 hereto, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Obligors, threatened against or affecting the Obligors or any Subsidiary which involves the possibility of any judgment or liability against any Obligor or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

        Section 7.04 NO BREACH. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter, limited partnership agreement, articles of organization or by-laws of the Obligors or any Subsidiary, or any Governmental Requirement, or any agreement or instrument to which any Obligor or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Obligor or any Subsidiary pursuant to the terms of any such agreement or instrument, other than the Liens created by the Loan Documents.

        Section 7.05 AUTHORITY. Each Obligor and each Subsidiary thereof has all necessary organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary organizational action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms.

        Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

        Section 7.07 USE OF LOANS. The proceeds of the Loans shall be used (i) to refinance the Existing Debt and amounts required to be paid under SECTION 3.01(a)(ii), (ii) to finance the costs and expenses associated with the Elk City Acquisition, (iii) for the development of the Obligors' Pipeline Properties and the acquisition of Pipeline Properties and related assets by the Obligors, (iv) for Obligors' working capital, (v) for Letters of Credit to support the obligations of the Obligors, and (vi) for general company purposes. Neither the Borrower nor any other Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

        Section 7.08   ERISA.

                (a) Each Obligor, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                (c) No act, omission or transaction has occurred which could result in imposition on any Obligor, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                (d) No contingent obligations remain due to the termination of any Plan (other than a defined contribution plan) or any trust created under any such Plan since September 2, 1974. The only Plan that has been terminated was for The Atlas Group, Inc. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Obligor, any Subsidiary or any ERISA Affiliate has been or is expected by any Obligor, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                (e) Full payment when due has been made of all amounts which any Obligor, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of each Obligor's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                (g) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by an Obligor, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                (h) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                (i) None of the Obligors, any Subsidiary or any ERISA Affiliate is required to provide security under section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

        Section 7.09 TAXES. Except as set forth on SCHEDULE 7.09, each Obligor and its Subsidiaries have filed all United States federal income tax returns and all other tax returns which are required to be filed by them, or otherwise obtained appropriate extensions to file, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by any Obligor or any Subsidiary, except such taxes that are being contested in good faith by appropriate proceedings and for which such Obligor or Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Obligors, no claim is being asserted with respect to any such tax, fee or other charge.

        Section 7.10   TITLES, ETC. Except as otherwise set forth on SCHEDULE
7.10:

                (a) Each of the Obligors and its Subsidiaries has good, sufficient and clear title to its Pipeline Properties, free and clear of all adverse possession or abandonment claims and Liens, except Excepted Liens.

                (b) The "Mortgaged Property" descriptions under the Mortgages describe substantially all of the Pipeline Properties presently owned by Obligors.

                (c) All leases, rights of way, permits, licenses and agreements necessary for the conduct of the business of each Obligor are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease rights of way, permits, licenses, which would affect in any material respect the conduct of the business of any Obligor.

                (d) The rights, Properties and other assets presently owned, leased or licensed by each Obligor, including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit each Obligor to conduct its business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                (e) All of the assets and Properties of each Obligor which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

        Section 7.11 NO MATERIAL MISSTATEMENTS. To the Borrower's knowledge, no written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by any Obligor in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made. There is no fact peculiar to any Obligor which has a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Obligors prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

        Section 7.12 INVESTMENT COMPANY ACT. None of the Obligors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 7.14 OPERATION OF THE PIPELINES. The statements relating to the transportation of gas through the Pipelines for the period from September 30, 2004, through December 31, 2004, furnished by the Borrower to the Administrative Agent, are accurate; since December 31, 2004, there has been no damage, destruction or loss to the Pipelines; the Pipelines are currently in operation and the monthly transportation of Hydrocarbons through the Pipelines has not materially diminished.

        Section 7.15   CAPITALIZATION OF GENERAL PARTNER AND SUBSIDIARIES.

                (a) The issued and outstanding securities of the Borrower consist of seven million, two hundred four thousand, six hundred eighty-five (7,204,790) common units of limited partnership interest, all of which have been validly issued and fully paid and nonassessable.

                (b) To the Borrower's knowledge, all issued and outstanding membership units of the General Partner have been validly issued and are fully paid and nonassessable and are owned by and issued to the Persons shown on SCHEDULE 7.15 attached hereto.

                (c) Neither the Borrower nor any Subsidiary of the Borrower owns directly or indirectly any capital stock, membership interest or partnership interest of any other Person, other than Borrower's ownership of the Subsidiaries described on SCHEDULE 7.15. The Borrower and each Subsidiary of the Borrower has good and marketable title to all securities of the Subsidiaries issued to it, free and clear of all liens and encumbrances, and all such securities have been duly and validly issued and are fully paid and nonassessable. The authorized securities and ownership of the Subsidiaries of the Borrower is as shown on
        SCHEDULE 7.15 attached hereto and made a part hereof. There are no Subsidiaries of the Borrower other than as disclosed on SCHEDULE 7.15.

        Section 7.16 LOCATION OF BUSINESS AND OFFICES. Each Obligor's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement.

        Section 7.17 DEFAULTS UNDER MATERIAL AGREEMENTS. None of the Obligors is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound. No Default hereunder has occurred and is continuing.

        Section 7.18 ENVIRONMENTAL MATTERS. Except as would not have a Material Adverse Effect (or with respect to CLAUSES (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                (a) Neither any Property of any Obligor nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                (b) Without limitation of CLAUSE (a) above, no Property of any Obligor nor the operations currently conducted thereon or, to the best knowledge of the Obligors, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Obligors, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Obligors are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of any Obligor have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Obligors, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                (e) The Obligors have taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of any Obligor except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                (f) To the extent applicable, all Property of the Obligors currently satisfies all design, operation, and equipment requirements imposed by the Oil Pollution Act of 1990 ("OPA") or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Obligors do not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                (g) None of the Obligors has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

        Section 7.19 COMPLIANCE WITH LAWS. None of the Obligors has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Pipeline Properties of the Obligors and their Subsidiaries (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of and forming a part of the Pipeline Properties.

        Section 7.20 INSURANCE. SCHEDULE 7.20 attached hereto contains an accurate and complete description of all material policies of fire, liability, workers' compensation and other forms of insurance owned or held by the Obligors. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which any Obligor is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Obligors; will remain in full force and effect through the respective dates set forth in SCHEDULE 7.20 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE
7.20 identifies all material risks, if any, which each Obligor and their respective general partner or sole member have designated as being self-insured. None of the Obligors has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

        Section 7.21 HEDGING AGREEMENTS. SCHEDULE 7.21 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

        Section 7.22 RESTRICTION ON LIENS. None of the Obligors is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

        Section 7.23 MATERIAL AGREEMENTS. Set forth on SCHEDULE 7.23 is a complete list of all (a) agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, partnership agreements, limited liability company agreements, other organizational documents, joint venture agreements, and other instruments that (i) are material to the Obligors' business, activities, and operation or ownership of such Obligors' Property in effect or to be in effect as of the Closing Date (other than the Hedging Agreements set forth on SCHEDULE 7.21) or (ii) provide for, evidence, secure or otherwise relate to any Debt of any such Obligor and all obligations of any Obligor to issuers of surety or appeal bonds issued for account of any such Obligor, and (b) agreements and instruments (excluding any such agreements and other instruments that are cancelable upon 60 or less days notice) of the Obligors relating to the purchase, gathering, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons accounting for at least 75% of the volumes transported by such Obligors, in the aggregate, during the Borrower's current fiscal year (the agreements referenced in CLAUSES (i) and (ii) hereto, collectively, the "MATERIAL AGREEMENTS"). Upon request by Administrative Agent, the Borrower shall deliver, or caused to be delivered, to the Administrative Agent and the Lenders a complete and correct copy of all such Material Agreements.

        Section 7.24 IMBALANCES. Except as set forth on SCHEDULE 7.24, as of the Closing Date, there are no gas imbalances, take or pay or other prepayments with respect to any of the Obligors' Pipeline Properties which would require any such Obligor to transport or purchase any volumes of Hydrocarbons without receiving delivery thereof or for gathering and transportation through their Pipeline Properties at some future time without then or thereafter receiving full payment of Obligor's tariffs therefor.

        Section 7.25 RELATIONSHIP OF OBLIGORS. The Obligors are engaged in related businesses and each Obligor is directly and indirectly dependent upon each other Obligor for and in connection with their business activities and their financial resources; and each Obligor has determined, reasonably and in good faith, that such Obligor will receive substantial direct and indirect economic and financial benefits from the extensions of credit made under this Agreement, and such extensions of credit are in the best interests of such Obligor, having regard to all relevant facts and circumstances.

        Section 7.26 SOLVENCY. The Borrower and its Subsidiaries individually and on a consolidated basis are not insolvent as such term is used and defined in the United States Bankruptcy Code.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

        Each of the Obligors covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder:

        Section 8.01 REPORTING REQUIREMENTS. The Obligors shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:

                (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ten (10) days after the Borrower is required to file the same with the SEC, the audited consolidated and consolidating statements of income, partners' equity, changes in financial position and cash flow for each of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, but shall contain a certification stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within twenty-five (25) days after any the Borrower is required to file the same with the SEC, for of each of the first three fiscal quarterly periods of each of its fiscal year for the Borrower and its Consolidated Subsidiaries, consolidated and consolidating statements of income, partners' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                (c) NOTICE OF DEFAULT, ETC. Promptly after any Obligor knows that any Default or Event of Default has occurred, a notice of such Default or Event of Default, describing the same in reasonable detail and the action the Borrower or any Guarantor proposes to take with respect thereto.

                (d) OTHER ACCOUNTING REPORTS. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Obligor by independent accountants in connection with any annual, interim or special audit made by them of the books of such Obligor and its Subsidiaries, and a copy of any response by such Obligor, or the general partner or sole member of such Obligor, to such letter or report.

                (e) SEC FILINGS, ETC. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to its unitholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

                (f) QUARTERLY REPORTS. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter (and if a Default shall have occurred and be continuing, within thirty (30) days after the end of each calendar month), a report of operating, management and administration fees paid by the Borrower or any Subsidiary during such quarter or month, together with statements setting forth the quantity of Hydrocarbons transported through the Pipelines during such quarter or month, the price paid or to be paid for the transportation and compression of gas, and such other information as the Administrative Agent and the Lenders may reasonably request.

                (g) HEDGING AGREEMENTS. As soon as available and in any event within fifteen Business Days after the last day of each fiscal quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on SCHEDULE 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement.

                (h) POST-CLOSING REQUIREMENTS. All agreements, documents, instruments, or other items listed on SCHEDULE 6.01 on or prior to the date specified for delivery thereof, or such later date as the Administrative Agent may agree.

                (i) OTHER MATTERS. From time to time such other information regarding the business, affairs or financial condition of any Obligor (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

                (j) COMPLIANCE CERTIFICATE. The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to PARAGRAPH (a) or (b) above, a certificate substantially in the form of EXHIBIT C executed by a Responsible Officer
        (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with SECTIONS 9.13, 9.14, and 9.15, as of the end of the respective fiscal quarter or fiscal year.

        Section 8.02 LITIGATION. The Obligors shall promptly give to the Administrative Agent notice of any litigation or proceeding against or adversely affecting any such Obligor in which the amount claimed exceeds Five Hundred Thousand Dollars ($500,000) or an aggregate of claims in excess of One Million Dollars ($1,000,000) and is not otherwise covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. Each Obligor will promptly notify the Administrative Agent and each of the

Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of such Obligor or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed Five Hundred Thousand Dollars ($500,000) or an aggregate of such claims in excess of One Million Dollars ($1,000,000).

        Section 8.03   MAINTENANCE, ETC.

                (a) GENERALLY. Except as permitted under SECTION 9.09, each Obligor shall preserve and maintain its organization existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

                (b) PROOF OF INSURANCE. Contemporaneously with the delivery of the financial statements required by SECTION 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent listing Administrative Agent as "loss payee" and "additional insured" and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

                (c) PIPELINE PROPERTIES. Each Obligor will cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Pipeline Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Pipeline Properties and other material Properties will be fully preserved and maintained, (x) except to the extent that the wells and field to which such portions of the Pipelines are connected are no longer producing Hydrocarbons in economically reasonable amounts, and (y) except that the foregoing shall not apply to Pipeline Properties that are not gathering Hydrocarbons on a regular basis as of the Closing Date. Each Obligor will promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all rentals, royalties, expenses and indebtedness accruing under the rights of way, licenses, leases or other agreements affecting or pertaining to its Pipeline Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the rights of way, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Pipeline Properties and other material Properties, (iii) will do all other things necessary to keep unimpaired, except for Liens described in
        SECTION 9.02, its rights with respect to its Pipeline Properties and other material Properties and prevent any forfeiture thereof or a

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        default thereunder, except to the extent that the wells and field to which such portions of the Pipelines are connected are no longer producing Hydrocarbons in economically reasonable amounts and except for Transfers permitted by SECTION 9.16. Each Obligor will operate its Pipeline Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

        Section 8.04   ENVIRONMENTAL MATTERS.

                (a) ESTABLISHMENT OF PROCEDURES. The Obligors will establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Obligors and the operations conducted thereon and other activities of the Obligors are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no Hydrocarbons, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                (b) NOTICE OF ACTION. The Obligors will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which any Obligor has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action which might result in the Borrower or any Subsidiary being liable for the payment or performance of obligations in excess of Ten Thousand Dollars ($10,000) with respect to any such event or in excess of One Hundred Thousand Dollars ($100,000) in the aggregate with respect to all such events.

                (c) FUTURE ACQUISITIONS. In the event environmental remediation costs in excess of Five Hundred Thousand Dollars ($500,000) are identified in respect of any acquisition of Pipeline Properties or other material Properties, the Obligors will provide environmental audits and tests in form and scope as may be reasonably requested by the Administrative Agent and the Lenders (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority) in connection with such future acquisitions of Pipeline Properties or other material Properties.

        Section 8.05 FURTHER ASSURANCES. The Obligors will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Obligors at their expense will promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Obligors in any Loan Document, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in any Loan Document, or to state more fully the security obligations set out herein or in any Loan Document, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

        Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; the Guarantors will pay under the Guarantees according to the terms thereof, and the Obligors will perform every act and discharge all of the obligations to be performed and

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discharged by them under this Agreement and any other Loan Document, at the time or times and in the manner specified.

        Section 8.07   RESERVE REPORTS.

                (a) The Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report each March 15 during the term of this Agreement commencing March 15, 2006. Each Reserve Report shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Administrative Agent.

                (b) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the producers owning the Oil and Gas Properties evaluated in such Reserve Report have contracted with Obligors to transport their Hydrocarbons in the Pipelines, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require any Obligor to transport Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) attached to the certificate is a list of Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in gas gathering tariffs or gathering fees for gathering Hydrocarbons from such Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all producers transporting Hydrocarbons in the Pipelines from their Oil and Gas Properties, and (vii) all of the Pipelines gathering Hydrocarbons from the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property except as set forth on a schedule attached to the certificate.

        Section 8.08 TITLE CURATIVE. The Obligors shall cure, or cause to be cured, any title defects or exceptions which are not Excepted Liens.

        Section 8.09   ADDITIONAL COLLATERAL.

                (a) LIEN ON PIPELINE PROPERTIES. At all times hereunder that the Indebtedness remains unpaid, including whenever any Obligor acquires any additional Pipeline Properties, Obligors shall grant to the Administrative Agent for the benefit of the Lenders as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) covering such Properties under the Security Instruments. Such Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                (b) TITLE INFORMATION. Concurrently with the granting of the Lien or other action referred to in SECTION 8.09(a) above, the Borrower or such Obligor will provide to the Administrative Agent title information in form and substance satisfactory to the Administrative Agent in its sole discretion with respect to such Obligor's interests in such Pipeline Properties.

                (c) LEGAL OPINIONS. Promptly after the filing of any new Security Instrument in any state, upon the request of the Administrative Agent, the Obligors will provide, or cause to be provided, to the Administrative Agent an opinion addressed to the Administrative Agent for the

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

        benefit of the Lenders in form and substance satisfactory to the Administrative Agent in its sole discretion from counsel acceptable to Administrative Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

                (d) SUBORDINATION OF OBLIGOR'S LIENS.

                        (i) Each Obligor hereby subordinates and assigns in
                favor of Administrative Agent for the benefit of the Lenders any and all liens, statutory or otherwise, and any rights of offset contractual or otherwise it has or may have in the future against such Obligors' interests in the Mortgaged Properties or in the Pipeline Properties and revenues attributable to its interest therein, including the Contracts and Records (defined below).

                        (ii) Any officer or employee of Administrative Agent is
                expressly granted the right at its option upon not less than one
                (1) Business Day's notice, to visit and inspect (a) each Obligors' offices, including all books and records, area of mutual interest agreements, gathering agreements, pipeline operating agreements, contracts and other agreements that relate to the Pipeline Properties, geological and geophysical, production data and records, accounting records, and land files referring to the gathering, transportation, sale, purchase, exchange or processing of Hydrocarbons whether such data, information or agreements are in written form or electronic format (the "CONTRACTS AND RECORDS"), and to examine, take copies and extracts therefrom, and (b) any of the Pipeline Properties.

                        (iii) Following the occurrence and during the
                continuance of an Event of Default, each Obligor acknowledges that the Administrative Agent is expressly granted the right to exercise any and all liens, statutory or otherwise, rights of offset or recoupment it has and to receive the monies, income, proceeds, or benefits attributable to the gathering, transportation of Hydrocarbons through the Pipeline Properties, to hold the same as security for the Indebtedness and to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Administrative Agent may elect.

                        (iv) In the event of a foreclosure, deed in lieu, or
                other transfer of record or beneficial ownership or operations of the Mortgaged Properties, each Obligor, as bailee, agrees to cooperate and assist Administrative Agent and its officers, agents and counsel in the peaceful transfer and delivery of such Contracts and Records to such party or parties as Administrative Agent may in writing direct.

                        (v) Following the occurrence and during the continuance
                of an Event of Default and within thirty (30) days after receipt of notice from Administrative Agent, Obligors will relinquish their respective rights to operate the Pipelines to the Administrative Agent or its designee.

                (e) SUBORDINATION OF INTERCOMPANY DEBT. Any Intercompany Notes or advances of any Obligor howsoever evidenced by journal entries or otherwise now or hereafter owed to or held by any other Obligor are hereby subordinated to the Indebtedness of such other Obligor to the Lenders, and any document or instrument evidencing such loans or advances shall contain a legend giving notice of such subordination. Any such Intercompany Notes or advances of any other Obligor due to such Obligor, if the Administrative Agent so requests, shall be collected, enforced and received by such Obligor as trustee for the Lenders and be paid over to the

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

        Administrative Agent for the account of the Lenders on account of the Indebtedness but without affecting in any manner the liability of such Obligor under the other provisions of this Agreement or any other Loan Document. Any Lien, claim, right or other encumbrance on any property of any Obligor in favor of any other Obligor is hereby subordinated in all respects to the Liens granted to the Administrative Agent for the benefit of the Lenders.

        Section 8.10 CORPORATE IDENTITY. The Borrower shall do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Borrower and General Partner will at all times be respected and that neither the Borrower, General Partner nor any of Borrower's Subsidiaries will be liable for any obligations, contractual or otherwise, of Atlas or any of the Atlas Direct Subsidiaries or other entity in which Atlas or any Atlas Direct Subsidiaries owns any equity interest (other than the Borrower, General Partner and Borrower's Subsidiaries). Without limiting the foregoing, the Borrower will (i) observe, and cause the General Partner to observe, all requirements, procedures and formalities necessary or advisable in order that the Borrower will for all purposes be considered a validly existing entity separate and distinct from the General Partner, (ii) not permit any commingling of the assets of the General Partner, Atlas, or the Atlas Direct Subsidiaries with assets of the Borrower or any of its Subsidiaries which would prevent such assets of such persons from being readily distinguished from the assets of the Borrower and its Subsidiaries and (iii) take reasonable and customary actions to ensure that creditors of the General Partner, Atlas or the Atlas Direct Subsidiaries are aware that each such Person is an entity separate and distinct from the Borrower and its Subsidiaries.

        Section 8.11 ERISA INFORMATION AND COMPLIANCE. The Obligors will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Obligors, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer
Plan), the Obligors will, and will cause each Subsidiary and ERISA Affiliate to,
(i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and
(ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

        Section 8.12 MATERIAL AGREEMENTS. The Obligors will enforce the obligations of Affiliates that are parties to the Material Agreements to the same extent as they would enforce similar obligations of unrelated third parties.

        Section 8.13 GUARANTIES. As an inducement to the Administrative Agent and the Lenders to enter into this Agreement, each Obligor (other than the Borrower) shall execute and deliver to Administrative Agent a Guaranty Agreement substantially in the form and upon the terms of EXHIBIT G-1, providing for the guaranty of payment and performance of the Indebtedness, or in the case of an Obligor that has already executed and delivered a Guaranty Agreement pursuant to the Existing Credit

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

Agreement, a Confirmation of Guaranty Agreement substantially in the form of EXHIBIT G-2. In addition, at the time of the formation or acquisition of any Subsidiary (other than the Unrestricted Entities), the Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent (i) a Guaranty Agreement substantially in the form and upon the terms of EXHIBIT G-1, providing for the guaranty of payment and performance of the Indebtedness, (ii) Security Instruments in form and substance satisfactory to the Administrative Agent creating liens and security interests in all assets and properties of such Subsidiary and in the equity interest in such Subsidiary except for any equity interests in Unrestricted Entities, and (iii) such other documents and instruments as may be required with respect to such Subsidiary pursuant to
SECTION 8.05. At the time of the formation or acquisition of any Subsidiary or any Unrestricted Entity, Borrower shall cause such Subsidiary or Unrestricted Entity to execute and deliver to Administrative Agent certified copies of such Subsidiary's, or Unrestricted Entity's, as the case may be, organizational documents.

        Section 8.14 PROCEEDS OF EQUITY OFFERINGS. The Borrower shall apply Equity Net Cash Proceeds as required pursuant to SECTIONS 2.07(b)(ii) AND (c).

                                   ARTICLE IX
                               NEGATIVE COVENANTS

        The Obligors covenant and agree that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder, without the prior written consent of the Required Lenders:

        Section 9.01 DEBT. None of the Obligors will incur, create, assume or permit to exist any Debt, except:

                (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

                (b) Debt of the Borrower disclosed in SCHEDULE 9.01, and any renewals or extensions (but not increases) thereof;

                (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                (d) Debt under leases permitted under SECTION 9.08;

                (e) Debt associated with bonds or surety obligations pursuant to Governmental Requirements in connection with the operation of any Obligor's Pipeline Properties;

                (f) Debt of the Obligors under Hedging Agreements permitted under SECTION 9.07;

                (g) Intercompany Debt, provided, that any such Intercompany Debt is (i) if in excess of Five Hundred Thousand Dollars ($500,000), evidenced by an Intercompany Note which has been pledged to secure the Indebtedness and is in the possession of the Administrative Agent, and
        (ii) subordinated to the Indebtedness upon terms and conditions satisfactory to the Administrative Agent;

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

                (h) Debt of the Borrower to the General Partner to enable the General Partner to pay general and administrative costs and expenses of the Borrower in accordance with past practices;

                (i) Debt in an amount not to exceed Two Hundred Fifty Million Dollars ($250,000,000) incurred in connection with a senior or subordinated unsecured note offering with a maturity date at least one year beyond the maturity of the Facilities, the documentation for which contains covenants no more restrictive than those set forth in this Agreement; and

                (j) Debt of the Borrower not otherwise described under SUBPARAGRAPHS (A) through (i) above not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

        Section 9.02 LIENS. None of the Obligors will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                (a) Liens in favor of the Administrative Agent for the benefit of the Lenders securing the payment of any Indebtedness;

                (b) Excepted Liens;

                (c) Liens securing leases allowed under SECTION 9.08, but only on the Property under lease;

                (d) Liens on cash or securities of an Obligor securing the Debt described in SECTION 9.01(e);

                (e) Liens in existence on the date hereof securing Debt of the Borrower disclosed in SCHEDULE 9.01, provided, that no such Liens shall be extended to cover any additional Property after the date hereof and the amount of Debt secured thereby is not increased;

                (f) purchase money Liens upon or in any Property acquired by the Borrower or any of its Subsidiaries to secure the deferred portion of the purchase price of Property or to secure Debt incurred to finance the acquisition of such Property, provided, that (i) no such Lien shall be extended to cover property other than the property being acquired, and
        (ii) the Debt thereby secured is permitted by SECTION 9.01(j); and

                (g) Liens on equity interests in any Unrestricted Entities securing Debt of such Unrestricted Entities.

        Section 9.03 INVESTMENTS, LOANS AND ADVANCES. No Obligors will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                (a) accounts receivable arising in the ordinary course of business;

                (b) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                (c) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's;

                (d) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000.00) (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively;

                (e) deposits in money market funds investing exclusively in investments described in SECTION 9.03(c), or 9.03(d);

                (f) investments, loans or advances in or to the Borrower or any Subsidiary permitted under SECTION 9.01(g);

                (g) Loans and advances by Borrower to General Partner to pay general and administrative expenses of the Borrower pursuant to the Limited Partnership Agreement;

                (h) Other loans or advances not otherwise described under SUBPARAGRAPHS (A) through (G) above not to exceed in the aggregate Fifty Thousand Dollars ($50,000);

                (i) Non-hostile acquisitions of equity securities, or assets constituting a business unit, of any Person, provided that (i) immediately prior to and after giving effect to such acquisition, no Default or Event of Default exists or would result therefrom, (ii) if such acquisition is of equity securities of a Person (other than an Unrestricted Entity), such person becomes a Guarantor, (iii) such Person is principally engaged in the same business as the Obligors, (iv) the Borrower shall be in pro forma compliance with the covenants set forth in SECTIONS 9.13, 9.14 and 9.15 based on the trailing 12 quarters and as adjusted for such acquisition, (v) such acquired Person (other than an Unrestricted Entity) or assets shall not be subject to any material liabilities except as permitted by this Agreement, (vi) a first priority perfected lien and security interest shall be granted to the Administrative Agent for the benefit of the Lenders in such acquired assets; provided however, that (I) nothing herein shall require any Unrestricted Entity to grant a first priority lien in its assets; (II) such acquisition shall be limited to Persons primarily involved in the business of, and/or assets primarily involving, natural gas gathering and processing operations; and (III) each such acquisition shall be limited to an aggregate purchase price of Fifteen Million Dollars ($15,000,000).

        Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its unitholders or make any distribution of its assets to its unitholders if an Event of Default has occurred and is continuing or would occur as a result of such distribution.

        Section 9.05 SALES AND LEASEBACKS. No Obligors will enter into any arrangement, directly or indirectly, with any Person whereby any such Obligor shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby such Obligor shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which such Obligor intends to use for substantially the same purpose or purposes as the Property sold or transferred.

        Section 9.06 NATURE OF BUSINESS. No Obligor will allow any material change to be made in the character of its business as an owner or operator of a private natural gas gathering systems company and as an owner of Unrestricted Entities. None of the Obligors shall materially amend, waive or modify any of their Material Agreements in any manner that could reasonably be expected to cause any material

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

and adverse effect on the Administrative Agent's and the Lenders' interests in the collateral securing the Indebtedness, or the Administrative Agents' or the Lenders' ability to enforce their rights and remedies under this Agreement or any other Loan Document, at law or in equity.

        Section 9.07 HEDGING AGREEMENTS. Obligors shall not enter into or in any manner be liable on any Hedging Agreement, except:

                (a) Hedging Agreements entered into with the purpose and effect of fixing prices on oil and/or gas; provided, that at all times: (1) no such contract shall be for speculative purposes; (2) such contracts shall be on terms satisfactory to Administrative Agent and the Lenders;
        (3) the agreements documenting such Hedging Agreements do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
        (4) no such Hedging Agreement, when aggregated with all Hedging Agreements permitted under this SECTION 9.07(a), requires any Obligor party thereto to deliver more than eighty percent (80%) of the total estimated throughput of Hydrocarbon volumes owned by any Obligor for its own account on such Obligor's Pipeline Properties and associated processing facilities; and (5) each such contract shall be with a Lender or an Affiliate of a Lender, or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by S&P or Moody's.

                (b) Hedging Agreements entered into with the purpose and effect of fixing interest rates on a principal amount of the Notes of the Borrower that is accruing interest at a variable rate; provided, that
        (1) no such contract shall be for speculative purposes; (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness of the Borrower to be hedged by such contract; (3) the aggregate notional amount of such Hedging Agreements shall not exceed one hundred percent (100%) of the principal outstanding under the Notes; and (4) each such contract shall be with a Lender or an Affiliate of a Lender, or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by S&P or Moody's (or a successor credit rating agency).

                (c) Hedging Agreements entered into with the purpose and effect of floating interest rates on a principal amount of Indebtedness of the Borrower that is accruing interest at a fixed rate; provided, that (1) no such contract shall be for speculative purposes; (2) the aggregate notional amount of such Hedging Agreements shall not exceed one hundred percent (100%) of the principal outstanding of such Indebtedness; and
        (3) each such contract shall be with a Lender or an Affiliate of a Lender, or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by S&P or Moody's (or a successor credit rating agency).

                (d) In the event any Obligor enters into a Hedging Agreement with any of the Lenders, the contingent obligation evidenced under such Hedging Agreement shall not be applied against such Lender's Commitment. Any Indebtedness incurred under any Hedging Agreement with any Lender shall be treated as Indebtedness pari passu with all Indebtedness otherwise incurred hereunder or under the other Loan Documents and shall be secured under the Security Instruments.

        Section 9.08 LIMITATION ON LEASES. None of the Obligors will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever real or personal including capital leases which would cause the aggregate amount of all payments made by such Obligors

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pursuant to all such leases or lease agreements to exceed One Million Five
Hundred Thousand Dollars ($1,500,000) in any period of twelve consecutive calendar months during the life of such leases, excluding however (i) oil and gas leases or rights of way acquired in the ordinary course of business solely with respect to the right to maintain flow lines or gathering lines or sales lines across the lands subject thereto, and (ii) equipment leases in the ordinary course of business for compression of Hydrocarbons gathered and transported through the Pipelines under leases or lease agreements.

        Section 9.09 MERGERS, ETC. None of the Obligors will merge into or with or consolidate with any other Person, or liquidate, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets (whether now owned or hereafter acquired) to or in favor of any other Person, except, so long as no Default exists or would result therefrom, (i) any Subsidiary may merge with (a) the Borrower, provided, that the Borrower shall be the continuing or surviving Person, or (b) any one or more other Subsidiaries, provided, that that if a wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person, and (ii) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided, that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

        Section 9.10 PROCEEDS OF NOTES AND LETTERS OF CREDIT. The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by SECTION 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

        Section 9.11 ERISA COMPLIANCE. The Obligors will not at any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan maintained by a Company to (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(ii) fail to comply with ERISA or any other applicable Laws; or (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

        Section 9.12 SALE OR DISCOUNT OF RECEIVABLES. None of the Obligors nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

        Section 9.13 CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE. The Borrower will not permit the ratio of its Consolidated EBITDA to Consolidated Interest Expense as of the end of any fiscal quarter of the Borrower (calculated quarterly based upon the four most recently completed quarters) to be less than
3.00 to 1.00.

        Section 9.14 CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA. The Borrower will not permit the ratio of its Consolidated Funded Debt to Consolidated EBITDA (the "LEVERAGE RATIO") as of the end of any fiscal quarter of the Borrower (calculated quarterly based upon the four most recently completed quarters, and including pro forma adjustments acceptable to the Administrative Agent following any material acquisition) set forth below to be more than the ratio corresponding to such periods:

        Closing Date through September 29, 2005                 5.50 to 1.00
        September 30, 2005 and thereafter                       4.50 to 1.00

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        Section 9.15   CONSOLIDATED SENIOR SECURED DEBT TO CONSOLIDATED EBITDA.
The Borrower will not permit the ratio of its Consolidated Senior Secured Debt to Consolidated EBITDA (the "SENIOR SECURED LEVERAGE RATIO") as of the end of any fiscal quarter of the Borrower (calculated quarterly based upon the four most recently completed quarters, and including pro forma adjustments acceptable to the Administrative Agent following any material acquisition) set forth below to be more than the ratio corresponding to such periods:

        Closing Date through September 29, 2005                  5.50 to 1.00
        September 30, 2005 through March 30, 2006                4.50 to 1.00
        March 31, 2006 and thereafter                            3.50 to 1.00

        Section 9.16 DISPOSITION OF PIPELINE PROPERTIES. The Obligors will not Transfer any Pipeline Property or any interest in any Pipeline Property to any Person other than Obligors except (i) the sale, lease, transfer or other disposition or alienation for fair consideration in the ordinary course of business of any Pipeline Property having a fair market value not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any twelve month period, and (ii) the abandonment of any section of the Pipelines as the wells connected to that section cease to produce in economic quantities; provided, no Event of Default exists or would be caused thereby.

        Section 9.17 ENVIRONMENTAL MATTERS. None of the Obligors will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

        Section 9.18 TRANSACTIONS WITH AFFILIATES. None of the Obligors will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, that for purposes of this Section the agreements numbered 1, 2, 3, 4 and 5 on SCHEDULE 7.23 shall be deemed to be arm's length transactions.

        Section 9.19 SUBSIDIARIES. The Obligors shall not create any additional Subsidiaries (other than Unrestricted Entities) that do not become Guarantors hereunder. The Borrower shall not sell or issue any stock or ownership interest of a Subsidiary, except in compliance with SECTION 9.04.

        Section 9.20 NEGATIVE PLEDGE AGREEMENTS. None of the Obligors will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts it or any other Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

        Section 9.21 IMBALANCES OR OTHER PREPAYMENTS. The Obligors will not allow gas imbalances, take-or-pay or other prepayments with respect to the Pipeline Properties of the Obligors which would require the Obligors to gather in the aggregate five percent (5%) or more of the Hydrocarbons throughput on a monthly basis from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

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        Section 9.22   AMENDMENTS TO MATERIAL AGREEMENTS. The Obligors shall not
permit any assignment, transfer or amendment to any Material Agreement, if such assignment, transfer of amendment could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, no amendment shall be made to the Omnibus Agreement or the Limited Partnership Agreement that shall increase the annual administrative fee paid to Atlas (other than (i) adjustments approved by the Conflicts Committee (as defined in the Limited Partnership Agreement) to account for adjustments in the nature of the services provided by Atlas and/or the Atlas Direct Subsidiaries as a result of acquisitions by the Obligors or other expansions of the business of the Obligors and (ii) inflation adjustments made pursuant to the terms of the Omnibus Agreement as in effect on the Closing Date). Without limiting the foregoing, no amendment shall be made to the Master Natural Gas Gathering Agreements that shall decrease the tariff received by Obligors for gathering Hydrocarbons, or that shall change the term of such agreements or quantities to be delivered to the Pipelines under such agreements.

        Section 9.23 ACCOUNTING CHANGES. Borrower shall not and shall not permit any Subsidiary to make any significant change in accounting treatment or reporting practices except as required by GAAP, or change the fiscal year of the Borrower or any Subsidiary.

                                   ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

        Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

                (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or

                (b) (i) any Obligor shall default in the payment when due of any principal of or interest on any of its other Debt aggregating One Hundred Fifty Thousand Dollars ($150,000) or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or (ii) Atlas shall default in the payment when due of any principal of or interest on any Debt in excess of Twenty-Five Million Dollars ($25,000,000), or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

                (c) any representation, warranty or certification made or deemed made herein or in any Loan Document by any Obligor or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                (d) any Obligor shall default in the performance of any of its obligations under ARTICLE IX or any other Article of this Agreement other than under ARTICLE VIII; or any Obligor shall default in the performance of any of its obligations under ARTICLE VIII or under any Loan Document to which it is a party (other than the payment of amounts due which shall be governed

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        by SECTION 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days following the occurrence thereof; or

                (e) any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                (f) any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                (g) a proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against any Obligor shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                (h) a judgment or judgments for the payment of money in excess of Three Hundred Thousand Dollars ($300,000) in the aggregate shall be rendered by a court against any Obligor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within the period of time prescribed by applicable rules of civil procedure in which to perfect an appeal thereof and such Obligor shall not, within said period, or such longer period during which execution of the same shall have been stayed, or an appeal therefrom shall cause the execution thereof to be stayed during such appeal; or

                (i) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Instruments, cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Obligor shall so state in writing; or

                (j) a Change in Control with respect to Atlas, the General Partner or any Obligor occurs; provided, that any Change in Control that occurs as a result of a Permitted Merger shall not constitute a Default; or

                (k) termination of any Material Agreement or any material provision of any Material Agreement if such termination could reasonably be expected to have a Material Adverse Effect and such agreement or provision is not replaced (prior to such termination) in a manner that will prevent such Material Adverse Effect; or default by any Person in the performance or observance of any material term of any Material Agreement which is not cured within the applicable cure

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        period specified in such Material Agreement, if such default could reasonably be expected to have a Material Adverse Effect; or

                (l) any Obligor conceals any of its Property with the intent to hinder, delay or defraud any Lender, the Issuing Bank, or the Administrative Agent with respect to their rights in the Mortgaged Property or any other Property of the Obligors; or

                (m) a Material Adverse Effect occurs.

        Section 10.02  REMEDIES.

                (a) In the case of an Event of Default other than one referred to in CLAUSES (e), (f) or (g) of SECTION 10.01, the Administrative Agent, upon request of the Required Revolver Lenders, shall, by notice to the Borrower, cancel the Revolver Commitments (in whole or part) and upon request of Required Lenders, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, upon request of the Required Revolver Lenders, the payment of cash collateral to secure the LC Exposure as provided in SECTION 2.09(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                (b) In the case of the occurrence of an Event of Default referred to in CLAUSES (e), (f) or (g) of SECTION 10.01, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in SECTION 2.09(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

        Section 10.03  GATHERING FEES; DISTRIBUTIONS.

                (a) Obligors shall be entitled to receive from the producers all gathering fees, subject however to the liens created under the Security Instruments, which liens are hereby affirmed and ratified. Automatically upon an Event of Default under SECTION 10.01(e), (f) or (g) and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all gathering fees then held by Obligors or to receive directly from the producers all other gathering fees.

                (b) In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such gathering fees constitute in any way a waiver, remission or

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        release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other gathering fees.

                (c) Borrower will upon the instruction of Administrative Agent join with Administrative Agent in notifying, in writing and accompanied (if necessary) by certified copies of the Security Instruments, producers of Hydrocarbons in the Oil and Gas Properties transporting natural gas through the Pipelines of the existence of the Security Instruments and instructing that all gathering fees be paid directly to Administrative Agent for the ratable benefit of the Lenders.

                (d) Notwithstanding that, under ARTICLE VIII of the Pledge, Assignment and Security Agreement executed by each of the Obligors, as "Debtor" thereto (herein collectively the "PLEDGES"), such parties have unconditionally assigned to Administrative Agent for the ratable benefit of the Lenders all of the dividends, interest, or other Distributions (as defined therein) paid or payable in respect of the collateral covered thereby:

                        (i) Until such time as Administrative Agent shall notify
                such Obligors to the contrary, Obligors shall be entitled to receive and retain all such Distributions, subject however to the security interests created under the Pledges, which liens are hereby affirmed and ratified. Automatically upon an Event of Default under SECTION 10.01(e), (f) or (g) and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may exercise all rights and remedies granted under the Pledges, including the right to obtain possession of all Distributions then held by Obligors or to receive directly from the Subsidiaries and Partnerships making such payments all future Distributions attributable to the collateral.

                        (ii) In no case shall any failure, whether purposed or
                inadvertent, by Administrative Agent to collect directly any such Distributions constitute in any way a waiver, remission or release of any of its rights under the Pledges, nor shall any release of any other Distributions or of any rights of Administrative Agent to collect other Distributions thereafter.

                        (iii) Borrower will upon the instruction of
                Administrative Agent join with Administrative Agent in notifying in writing to the entities responsible for making such Distributions of the existence of the Pledges, and instructing that all Distributions be paid directly to Administrative Agent for the ratable benefit of the Lenders.

                                   ARTICLE XI
                            THE ADMINISTRATIVE AGENT

        Section 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in SECTION 11.05 and the first sentence of SECTION 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness,

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genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by any of the Obligors or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to SECTION 11.07 shall not be required to initiate or conduct any litigation of collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

        Section 11.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

        Section 11.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "NOTICE OF DEFAULT". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default.

        Section 11.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Wachovia Bank, National Association (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wachovia Bank, National Association (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Affiliates) as if it were not acting as the Administrative Agent, and Wachovia Bank, National Association and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        Section 11.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and the Issuing Bank ratably in accordance with their percentage shares for the indemnity matters as described in SECTION 12.03 to the extent not indemnified or reimbursed by the Obligors under SECTION 12.03, but without limiting the obligations of the Obligors under said SECTION 12.03 and for any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Issuing Bank in any way relating to or arising out of: (i) this

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Agreement, the Security Instruments or any other documents contemplated by or referred to herein or the transactions contemplated hereby, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or (ii) the enforcement of any of the terms of this Agreement, any Security Instrument or of any such other documents; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE ISSUING BANK, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent or the Issuing Bank.

        Section 11.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Obligors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (including, without limitation, those materials delivered to the Administrative Agent pursuant to SECTION 8.01), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Haynes and Boone, LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

        Section 11.07 ACTION BY ADMINISTRATIVE AGENT. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Required Lenders or Required Revolver Lenders, as applicable (or all of the Lenders as expressly required by SECTION 12.04), specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Required Lenders or Required Revolver Lenders, as applicable (or all of the Lenders as expressly required by SECTION 12.04), and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Required Lenders or Required Revolver Lenders, as applicable (or all of the Lenders as required by SECTION 12.04), in the written instructions (with indemnities) described in this SECTION 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

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        Section 11.08  RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject
to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this ARTICLE XI and
SECTION 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

        Section 11.09 NO OTHER DUTIES. Notwithstanding anything to the contrary set forth herein, none of "syndication agent," "co-lead arrangers" or "sole book runner" listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Co-Lead Arranger, a Lender or the Issuing Bank hereunder.

        Section 11.10 COLLATERAL AND GUARANTY MATTERS. The Lenders and the Issuing Bank irrevocably authorize and direct the Administrative Agent:

                (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments, payment in full of all Indebtedness (other than contingent indemnification obligations), the expiration or termination of all Letters of Credit, and, if any Hedging Agreement remain outstanding, confirmation from each counterparty thereto known to the Administrative Agent to be party to such Hedging Agreement that such Person consents to such release, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to SECTION 12.04, if approved, authorized or ratified in writing by the Required Lenders;

                (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 9.02(f); and

                (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this SECTIONS 11.10.

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                                   ARTICLE XII
                                  MISCELLANEOUS

        Section 12.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        Section 12.02 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

        Section 12.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC.

                (a) The Obligors agree:

                        (i) whether or not the transactions hereby contemplated
                are consummated, to pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of preservation or enforcement of rights (including restructurings and workouts), the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Obligors under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

                        (ii) To indemnify the Administrative Agent and each
                Lender and each of their affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("INDEMNIFIED PARTIES") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the indemnity matters which may be incurred by or asserted against or involve any of them

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                (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower or any Guarantor of the proceeds of any of the loans or letters of credit, (ii) the execution, delivery and performance of the loan documents, (iii) the operations of the business of the Obligors and their Subsidiaries, (iv) the failure of the Obligors or any Subsidiary to comply with the terms of any loan document, or with any governmental requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Obligors set forth in any of the loan documents, (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any letter of credit, or (vii) the payment of a drawing under any letter of credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (viii) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments, or (ix) any other aspect of the loan documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, but excluding all indemnity matters arising solely by reason of claims between the Lenders or any Lender and the Administrative Agent or a Lender's shareholders against the Administrative Agent or Lender or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party; and

                        (III) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME
                THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE OBLIGORS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY OBLIGOR OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY OBLIGOR OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY ANY OBLIGOR OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY OBLIGOR OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS.

                (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this SECTION 12.03.

                (c) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Obligors of any such claim or demand being made against the Indemnified Party and the Obligors shall have the non-exclusive right to join in the defense against any such claim or demand provided that if any Obligor provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Obligors and such Indemnified Party.

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                (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED
        PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.

                (e) The Obligors' obligations under this SECTION 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                (f) The Obligors shall pay any amounts due under this SECTION
        12.03 within thirty (30) days of the receipt by the Obligors of notice of the amount due.

        Section 12.04 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document (excluding Hedging Agreements), nor consent to any departure by the Borrower or any other Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent on their behalf upon its receipt of the consent thereof) and the Borrower or the applicable Obligor, as the case may be, and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                (a) waive any of the conditions specified in SECTION 6.01 or, in the case of the Initial Funding, SECTION 6.02, without the written consent of each Lender (other than any Lender that is, at such time, a Defaulting Lender);

                (b) (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to ARTICLE X) without the written consent of such Lender, or (ii) extend or increase the amount of the aggregate Commitments under the Revolver Facility without the consent of 66 2/3% of the Revolver Lenders, or (iii) extend or increase the amount of the aggregate Commitments under the Term Loan Facility without the consent of 66 2/3% of the Term Loan Lenders;

                (c) postpone any date scheduled for any payment of principal or interest under this Agreement (including any principal due pursuant to a mandatory prepayment required pursuant to SECTION 2.07(b)), or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                (d) reduce or forgive the principal of (including any principal due pursuant to a mandatory prepayment required pursuant to SECTION 2.07(b)), or the rate of interest specified herein on, any Loan or unreimbursed amounts under Letters of Credit, or (subject to CLAUSE
        (III) of the second proviso to this SECTION 12.04) any fees or other amounts payable hereunder (except as set forth in SUBSECTION (1) of this SECTION 12.04 or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender

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        directly affected thereby; provided, however, that only the written consent of the Required Lenders shall be necessary (i) to amend the definition of "POST-DEFAULT RATE" or to waive any obligation of the Borrower to pay interest at the Post-Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or advance under any Letter of Credit or to reduce any fee payable hereunder;

                (e) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of SECTION 2.07(a) and (b) respectively, in any manner that materially and adversely affects the Lenders under such Facilities or require the permanent reduction of the Revolver Facility at any time when all or a portion of the Term Loan Facility remains in effect without the written consent of each such Lender directly affected thereby;

                (f) change (i) any provision of SECTION 4.05(b) that would alter the pro rata sharing of payments required thereby or this SECTION 12.04 without the written consent of each Lender, (ii) the definition of "REQUIRED LENDERS" without the written consent of each Lender, (iii) the definition of "PERCENTAGE SHARE" or "REQUIRED REVOLVER LENDERS" without the written consent of each Revolver Lender, or (iv) any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

                (g) amend the definition of "Indebtedness" without the written consent of each Lender or Affiliate thereof party to a Hedging Agreement with the Borrower or any other Obligor;

                (h) amend SECTION 9.07(d) without the written consent of each Lender or Affiliate thereof party to Hedging Agreements with the Borrower or any other Obligor;

                (i) release any Guarantor from the Guaranty Agreement executed by such Guarantor without the written consent of each Lender; or

                (j) release any material portion of the collateral covered by any of the Loan Documents, except as otherwise provided in SECTION 11.10, without the written consent of each Lender.

        Section 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 12.06  ASSIGNMENTS AND PARTICIPATIONS.

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of SUBSECTION
        (B) of this Section, (ii) by way of participation in accordance with the provisions of SUBSECTION (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of SUBSECTION (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SUBSECTION (d) of this Section and, to the

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        extent expressly contemplated hereby, the Related Parties of each of the
        Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this SUBSECTION (b), participations in Letters of Credit) at the time owing to it); provided, that:

                        (i) except in the case of an assignment of the entire
                remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than One Million Dollars ($1,000,000) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                        (ii) each partial assignment shall be made as an
                assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

                        (iii) any assignment of a Commitment must be approved by
                the Administrative Agent and the Issuing Bank unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                        (iv) the parties to each assignment shall execute and
                deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

         Subject to acceptance and recording thereof by the Administrative Agent pursuant to SUBSECTION (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 4.06, 5.01, 5.04, and 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this

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        Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

                (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letters of Credit, if applicable) owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to SECTION 12.04 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 4.06, 5.01 and 5.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 4.05 as though it were a Lender, provided, that such Participant agrees to be subject to SECTION
        4.01 as though it were a Lender.

                (e) A Participant shall not be entitled to receive any greater payment under SECTION 4.06, 5.01 or 5.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 4.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
        Section 4.06 as though it were a Lender.

                (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to se, obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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                (g) The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                (h) Notwithstanding anything to the contrary contained herein, if at any time Wachovia assigns all of its Commitment and Loans pursuant to subsection (b) above, Wachovia may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wachovia as Issuing Bank. If Wachovia resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto (including the right to require the Revolver Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts pursuant to SECTION 2.09(c)).

        Section 12.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

        Section 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        Section 12.09 REFERENCES, USE OF WORD "INCLUDING". The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The words "including," "includes" and words of similar import mean "including, without limitation."

        Section 12.10 SURVIVAL. The obligations of the parties under SECTION 4.06, ARTICLE V, and SECTIONS 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

        Section 12.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 12.13  GOVERNING LAW, SUBMISSION TO JURISDICTION.

                (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND EACH GUARANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER OR ANY GUARANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.

                (c) THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK, 10011, OR OTHER AGENT ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER AND EACH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER AND EACH GUARANTOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH ADMINISTRATIVE AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AND THE RELEVANT GUARANTOR AT THEIR ADDRESSES SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER OR SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE BORROWER AND ANY GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

                (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

                (e) THE BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN;
        (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

        Section 12.14 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

        Section 12.15 INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the "APPLICABLE USURY LAWS"). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Highest Lawful Rate or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if any Lender shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this SECTION 12.14 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. No Lender shall ever be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that such Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged reserved, paid or payable, including under any specific contingency, exceeds the Highest Lawful Rate, Borrower and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary pre-payments and the effect thereof, and (iii) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then the Lenders shall refund to

Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Lender. As used herein, the term "MAXIMUM AMOUNT" means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Lender in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Note, this Agreement or the other Loan Documents.

        Section 12.16 CONFIDENTIALITY. In the event that the Borrower provides to the Administrative Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential," the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Administrative Agent or the Lenders, provided Administrative Agent and Lenders shall endeavor to provide notice to the Borrower as soon as practicable in the event Borrower desires to enjoin the disclosure of such information, however, failure of Administrative Agent or Lenders to provide such prior notice to Borrower shall not give rise to any claim or cause of action by Borrower or any Obligor against Administrative Agent or such Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this SECTION 12.15.

        The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

        Section 12.17 RESTATEMENT OF EXISTING CREDIT AGREEMENT. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in SECTION 6.01 have been satisfied or waived: (i) the Indebtedness (as defined in this Agreement) represents, among other things, the restatement, renewal, amendment, extension, and modification of the "Indebtedness" (as defined in the Existing Credit

Agreement); (ii) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Credit Agreement in its entirety; (iii) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish the Indebtedness arising under) the promissory notes issued pursuant to the Existing Credit Agreement, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "renewed and replaced"; (iv) the Security Instruments executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish or impair the collateral security created or evidenced by) the "Security Instruments" executed and delivered pursuant to the Existing Credit Agreement; (v) each Confirmation of Guaranty Agreement executed pursuant to this Agreement amends, renews, extends, modifies, replaces, restates, substitutes for, and supersedes in its entirety (but does not extinguish or impair the Indebtedness guaranteed by) the Guaranty Agreement executed by the applicable Guarantor, as the case may be, executed and delivered pursuant to the Existing Credit Agreement; and (vi) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the "Indebtedness" under the Existing Credit Agreement, the Security Instruments, the Guaranty Agreements, or the other Loan Documents (or the collateral security therefor), all of which Indebtedness and collateral shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                       SIGNATURES BEGIN ON THE NEXT PAGE.]

        IN WITNESS WHEREOF, the undersigned, with the intent of being legally bound hereby, have caused this Agreement to be executed this ___ day of April, 2005.

ATTEST:                       BORROWER:

                              ATLAS PIPELINE PARTNERS, L.P.,
                              a Delaware limited partnership
                    (SEAL)

                              By:  Atlas Pipeline Partners GP, LLC,
                                   its general partner

By:
      ---------------------
Name:                              By:
      ---------------------               --------------------------------------
Title:                             Name:
      ---------------------               --------------------------------------
                                   Title:
                                          --------------------------------------

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

        IN WITNESS WHEREOF, the undersigned, with the intent of being legally bound hereby, have caused this Revolver Note to be executed this ___ day of April, 2005.

                                    GUARANTORS:

                              ATLAS PIPELINE NEW YORK, LLC,
                              a Pennsylvania limited liability company

                              By: Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership and its sole member

                                    By: Atlas Pipeline Partners GP, LLC,
                                        a Delaware limited liability company
                                        and its sole general partner

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                              ATLAS PIPELINE OHIO, LLC,
                              a Pennsylvania limited liability company

                              By: Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership and its sole member

                                    By: Atlas Pipeline Partners GP, LLC,
                                        a Delaware limited liability company and
                                        its sole general partner

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              ATLAS PIPELINE PENNSYLVANIA, LLC,
                              a Pennsylvania limited liability company

                              By: Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership and its sole member

                                    By: Atlas Pipeline Partners GP, LLC,
                                        a Delaware limited liability company and
                                        its sole general partner

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                              ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                              By:   Atlas Pipeline Partners GP, LLC,
                                    a Delaware limited  liability company and
                                    its sole general partner

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                              ATLAS PIPELINE MID-CONTINENT LLC,
                              a Delaware limited liability company

                              By: Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership and its sole member

                                    By: Atlas Pipeline  Partners GP, LLC,
                                        a Delaware limited  liability company
                                        and its sole general partner

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              ETC OKLAHOMA PIPELINE, LTD.,
                              a Texas limited partnership

                              By:   ELK City Oklahoma GP, LLC,
                                    a Delaware limited liability
                                    company and its sole general partner

                                    By: Atlas Pipeline Mid-Continent LLC,
                                        a Delaware limited liability company and
                                        its sole member

                                        By: Atlas Pipeline Operating
                                            Partnership, L.P., a Delaware
                                            limited partnership and its
                                            sole member

                                            By: Atlas Pipeline Partners GP, LLC,
                                                a Delaware limited liability
                                                company and its sole  general
                                                partner

                                                By:
                                                       -------------------------
                                                Name:
                                                       -------------------------
                                                Title:
                                                       -------------------------

                              ELK CITY OKLAHOMA GP, LLC,
                              a Delaware limited liability company

                              By: Atlas Pipeline Mid-Continent LLC,
                                  a Delaware limited liability company
                                  and its sole member

                                  By:  Atlas Pipeline Operating
                                       Partnership, L.P.,
                                       a Delaware limited partnership and its
                                       sole member

                                       By:  Atlas Pipeline Partners GP, LLC,
                                            a Delaware limited liability company
                                            and its sole general partner

                                            By:
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              ADMINISTRATIVE AGENT, ISSUING BANK
                              AND A LENDER:

                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Administrative Agent, Issuing Bank and a Lender

                              By:
                                   --------------------------------------------
                                     Jay Buckman
                                     Vice President

                              Lending Office for Base Rate Loans and
                              LIBOR Loans and Address for Notices:

                              Wachovia Bank, National Association
                              1001 Fannin, Suite 2255
                              Houston, Texas 77002
                              Telecopier No.: 713-650-6354
                              Telephone No.: 713-346-2707
                              Attention: Jay Buckman

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              LENDERS:

                              FLEET NATIONAL BANK

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              BANK OF OKLAHOMA N.A.

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              KEYBANK NATIONAL ASSOCIATION

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              WELLS FARGO BANK, N.A.

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              BANK OF SCOTLAND

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              BNP PARIBAS

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              NEWCOURT CAPITAL USA INC.

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              COMERICA BANK

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              COMPASS BANK

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              CITIBANK TEXAS, N.A.

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              FORTIS CAPITAL CORP.

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              GUARANTY BANK

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              NATIONAL CITY BANK

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              NATEXIS BANQUES POPULAIRES

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              UFJ BANK LIMITED, NEW YORK BRANCH

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                              WESTLB AG, NEW YORK BRANCH

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                              By:
                                   --------------------------------------------
                                   Name
                                   Title

                    [SIGNATURE PAGE TO THE CREDIT AGREEMENT]

                                   EXHIBIT A-1

                              FORM OF REVOLVER NOTE
                              ---------------------

April [__], 2005                                                    $___________

         FOR VALUE RECEIVED, ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), hereby promises to pay to the order of ____________________, a _____________ (the "LENDER"), at the Principal Office of
Wachovia Bank, National Association (the "ADMINISTRATIVE AGENT") at 301 South College Street, Charlotte, North Carolina 28288, the principal sum of ____________________ DOLLARS AND NO/100 ($_________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolver Loans made by the Lender to the Borrower under the Credit Agreement as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolver Loan, at such office, in like money and funds, for the period commencing on the date of such Revolver Loan until such Revolver Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate, Interest Period and maturity of each Revolver Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolver Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

         This Revolver Note is one of the "Revolver Notes" referred to in the Revolving Credit and Term Loan Agreement dated as of April 14, 2005, among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent (as the same may be renewed, extended, amended or restated from time to time, the "CREDIT AGREEMENT"), and evidences Revolver Loans made by the Lender thereunder. Capitalized terms used in this Revolver Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolver Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolver Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolver Note.

         THIS REVOLVER NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.

                                    BORROWER:

                                    ATLAS PIPELINE PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By:      Atlas Pipeline Partners GP, LLC,
                                             its general partner


                                             By:______________________________
                                                    Name:_____________________
                                                    Title:____________________

                                   EXHIBIT A-2

                             FORM OF TERM LOAN NOTE
                             ----------------------


April [__], 2005                                                 $___________.00

         FOR VALUE RECEIVED, ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), hereby promises to pay to the order of ____________________, a _____________ (the "LENDER"), at the Principal Office of
Wachovia Bank, National Association (the "ADMINISTRATIVE AGENT") at 301 South College Street, Charlotte, North Carolina 28288, the principal sum of ____________________ DOLLARS AND NO/100 ($_________.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower under the Credit Agreement (as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the date and in the principal amount provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rate per annum and on the dates provided in the Credit Agreement.

         This Term Loan Note is one of the "Term Loan Notes" referred to in the Revolving Credit and Term Loan Agreement dated as of April 14, 2005, among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent (as the same may be renewed, extended, amended or restated from time to time, the "CREDIT AGREEMENT"), and evidences the Term Loan made by the Lender thereunder. Capitalized terms used in this Term Loan Note have the respective meanings assigned to them in the Credit Agreement.

         This Term Loan Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Term Loan Note upon the occurrence of certain events, for prepayments of the Term Loans upon the terms and conditions specified therein and other provisions relevant to this Term Loan Note.

         THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.

                                    BORROWER:

                                    ATLAS PIPELINE PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By:      Atlas Pipeline Partners GP, LLC,
                                             its general partner


                                             By:_____________________________
                                                    Name:____________________
                                                    Title:___________________

                                    EXHIBIT B

             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST
             ------------------------------------------------------

                               ____________, 200_


         ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), pursuant to the Revolving Credit and Term Loan Agreement dated as of April 14, 2005, among the Borrower, certain Subsidiaries of the Borrower, Wachovia Bank, National Association, as Administrative Agent for the lenders (the "LENDERS") which are or become parties thereto, and such Lenders (together with all amendments or supplements thereto, the "CREDIT AGREEMENT"), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

|_|      1. Loans:

         (a) Aggregate amount of new Loans to be $____________;

         (b) under the [Revolver Facility/Term Loan Facility];

         (c) Requested funding date is _______________, 200__;

         (d) $____________ of such borrowings are to be LIBOR Loans;

             $____________ of such borrowings are to be Base Rate Loans; and

         (e) Length of Interest Period for LIBOR Loans is:

             __________________________.

|_|      2.  LIBOR Loan Continuation for LIBOR Loans maturing on ______________:

         (a) Aggregate amount to be continued as LIBOR Loans is $_____________;

         (b) Aggregate amount to be converted to Base Rate Loans is $_________;

         (c) Under the [Revolver Facility/Term Loan Facility]; and

         (d) Length of Interest Period for continued LIBOR Loans is__________.

|_|      3.  Conversion of Outstanding Base Rate Loans to LIBOR Loans:

             Convert $________ of the outstanding Base Rate Loans under the [Revolver Facility/Term Loan Facility] to LIBOR Loans on _________________ with an Interest Period of _________________.

         4.  Conversion of outstanding LIBOR Loans to Base Rate Loans:

             Convert $________ of the outstanding LIBOR Loans under the [Revolver Facility/Term Loan Facility] with Interest Period maturing on_______________ , 200__, to Base Rate Loans.

         The undersigned certifies that he is the _______________ of Atlas Pipeline Partners GP, LLC, the general partner of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                ATLAS PIPELINE PARTNERS, L.P.,
                                a Delaware limited partnership

                                By:   Atlas Pipeline Partners GP, LLC,
                                      a Delaware limited liability company,
                                      its general partner


                                      By:________________________________
                                          Name: _________________________
                                          Title:_________________________

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------


         The undersigned hereby certifies that he is the _______________ of Atlas Pipeline Partners GP, LLC, the general partner of ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Revolving Credit and Term Loan Agreement dated as of April 14, 2005, among the Borrower, Atlas Pipeline New York, LLC, a Pennsylvania limited liability company, Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company, Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company, Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership, Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company, ETC Oklahoma Pipeline, Ltd., a Texas limited partnership, and Elk City Oklahoma GP, LLC, a Delaware limited liability company (each an "OBLIGOR," and collectively, the "OBLIGORS"), and Wachovia Bank, National Association, as Administrative Agent for the lenders (the "LENDERS") which are or become a party thereto (together with all amendments or supplements thereto being the "CREDIT AGREEMENT"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

                  (a) The representations and warranties of the Obligors contained in ARTICLE VII of the Credit Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Obligors pursuant to the Credit Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement.

                  (b) The Obligors have performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

                  (c) None of the Obligors nor any Subsidiary has incurred any material liabilities, direct or contingent, since December 31, 2004, except those set forth in SCHEDULE 9.01 to the Credit Agreement and except those allowed by the terms of the Credit Agreement or consented to by the Lenders in writing.

                  (d) Since December 31, 2004, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Obligors or any Subsidiary which would have a Material Adverse Change.

                  (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Obligors or any Subsidiary, or under any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound.

                  (f) The financial statements furnished to the Administrative Agent with this certificate fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending _________________ and such financial statements have been approved in accordance with the accounting procedures specified in the Credit Agreement.

                  (g) Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with SECTIONS 9.13, 9.14 and 9.15 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending
         _________________.

         EXECUTED AND DELIVERED this ___ day of ____, 200_.


                                    ATLAS PIPELINE PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By:   Atlas Pipeline Partners GP, LLC,
                                          a Delaware limited liability company,
                                          its general partner


                                          By:_______________________________
                                               Name:________________________
                                               Title:_______________________

                                    EXHIBIT D

                              SECURITY INSTRUMENTS
                              --------------------


1. Open-End Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from Atlas Pipeline Mid-Continent LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Bryan, Caddo, Carter, Garvin, Gray, Jefferson, Love, Marshall, and Stephens Counties, Oklahoma.

2. Deed of Trust, Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from Atlas Pipeline Mid-Continent LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Cook, Grayson, and Montague Counties, Texas.

3. Open-End Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from Atlas Pipeline New York, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Chautauqua County, New York.

4. Open-End Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from Atlas Pipeline Ohio, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Columbiana, Coshocton, Geauga, Guernsey, Harrison, Mahoning, Muskingum, Noble, Portage, Stark, Summit, Trumbull, Tuscarwas, and Wayne Counties, Ohio.

5. Open-End Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from Atlas Pipeline Pennsylvania, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Butler, Clearfield, Elk, Fayette, Indiana, Lawrence, Mercer, Venango and Warren Counties, Pennsylvania.

6. Open-End Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from Atlas Pipeline Pennsylvania, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Greene and Crawford Counties, Pennsylvania.

7. Open-End Mortgage, Security Agreement and Financing Statement, dated April 14, 2005, from ETC Oklahoma Pipeline, Ltd. to Wachovia Bank, National Association, Administrative Agent, covering properties in Beckham, Roger Mills, and Washita Counties, Oklahoma.

8. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Atlas Pipeline Partners, L.P. to Wachovia Bank, National Association, Administrative Agent.

9. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Atlas Pipeline New York, LLC to Wachovia Bank, National Association, Administrative Agent.

10. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Atlas Pipeline Ohio, LLC to Wachovia Bank, National Association, Administrative Agent.

11. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Atlas Pipeline Pennsylvania, LLC to Wachovia Bank, National Association, Administrative Agent.

12. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Atlas Pipeline Operating Partnership, L.P. to Wachovia Bank, National Association, Administrative Agent.

13. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Atlas Pipeline Mid-Continent LLC to Wachovia Bank, National Association, Administrative Agent.

14. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from ETC Oklahoma Pipeline, Ltd. to Wachovia Bank, National Association, Administrative Agent.

15. Pledge Agreement, Assignment and Security Agreement dated April 14, 2005, from Elk City Oklahoma GP, LLC to Wachovia Bank, National Association, Administrative Agent.

                                    EXHIBIT E

                        FORM OF ASSIGNMENT AND ASSUMPTION
                        ---------------------------------


                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between ______________________________ (the "ASSIGNOR") and _______________ (the
"ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in ANNEX 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to CLAUSES (I) and (II) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:              ______________________________

2.   Assignee:              ______________________________
                            [Assignee is an Affiliate/Approved Fund of [identify Lender](1)]

3.   Borrower:              Atlas Pipeline Partners, L.P.

4.   Administrative Agent:  Wachovia Bank,
                            National Association, as the administrative agent under the Credit Agreement

5.   Credit Agreement:      Revolving Credit and Term Loan Agreement dated as of
                            April __, 2005, among Atlas Pipeline Partners, L.P., the Lenders from time to time party thereto, and Wachovia Bank, National Association, as
                            Administrative Agent

--------
(1) Select or delete as applicable.

6.   Assigned Interest:

--------------------------- ------------------------ ------------------------- ----------------------- -------------------
                                   Aggregate
                                   Amount of                Amount of                Percentage
                               Commitment/Loans          Commitment/Loans           Assigned of
    Facility Assigned           for all Lenders              Assigned             Commitment/Loans        CUSIP Number
--------------------------- ------------------------ ------------------------- ----------------------- -------------------
      _____________            $_______________          $_______________         ______________%
--------------------------- ------------------------ ------------------------- ----------------------- -------------------
--------------------------- ------------------------ ------------------------- ----------------------- -------------------
      _____________            $_______________          $_______________         ______________%
--------------------------- ------------------------ ------------------------- ----------------------- -------------------

[7.  Trade Date:   __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]

                                     By: _____________________________
                                         Title:

                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]

                                     By: _____________________________
                                         Title:
[Consented to and] Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: _________________________________
    Title:

[Consented to:]

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Issuing Bank

By: _________________________________
    Title:

[Consented to:]

ATLAS PIPELINE PARTNERS, L.P.,
a Delaware limited partnership

By:  Atlas Pipeline Partners GP, LLC,
     a Delaware limited liability company,
     its general partner


             By:__________________________
                 Name:____________________
                 Title:___________________

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                    EXHIBIT F

                          FORM OF CONSENT TO ASSIGNMENT
                          -----------------------------


         The undersigned (the "COUNTERPARTY") acknowledges that [_________________], a [_____________] ("DEBTOR"), for the purpose of securing obligations of the Debtor incurred pursuant to the Credit Agreement hereinafter referenced, has collaterally assigned or may in the future collaterally assign to Wachovia Bank, National Association, as administrative agent (together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT"), for the benefit of the Lenders referenced above, all of such Debtor's right, title, interest, claim, and demand in, under, and to the Assigned Agreements (as such term is herein defined), and all accounts and general intangibles consisting of, relating to or otherwise arising out of such Debtor's right, title, interest, claim, and demand in and to all of such Debtor's rights to payment of every kind under and by virtue of the Assigned Agreements (defined below). The Counterparty further acknowledges that the rights and interests of the Debtor to receive proceeds under the Assigned Agreements, as applicable, together with any security interests securing the payment thereof, have been pledged to the Administrative Agent as collateral for the Indebtedness (as defined in the Credit Agreement) under the Credit Agreement, for the benefit of the Lenders.

         As a condition to the Lenders extending credit as contemplated by the Credit Agreement, the Administrative Agent and the Lenders have required the execution and delivery of this Consent to Assignment (this "CONSENT"). Accordingly, each of the undersigned agrees as follows:

         1. Definitions.

                  (a) The following capitalized terms shall have the meanings set forth below:

                  ASSIGNED AGREEMENTS means each of the agreements described on EXHIBIT A attached hereto and each other agreement entered into by the Counterparty and any Debtor, as the same may be amended or replaced from time to time.

                  CREDIT AGREEMENT means the Revolving Credit and Term Loan Agreement dated as of April 14, 2005, among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "BORROWER"), Atlas Pipeline New York, LLC, a Pennsylvania limited liability company ("ATLAS NEW YORK"), Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company ("ATLAS OHIO"), Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company ("ATLAS PENNSYLVANIA"), Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership ("ATLAS OPERATING"), Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company ("ATLAS MID-CONTINENT"), ETC Oklahoma Pipeline, Ltd., a Texas limited partnership ("ELK CITY"), and Elk City Oklahoma GP, LLC, a Delaware limited liability company ("ELK CITY GP"; Elk City GP, Elk City, Atlas Mid-Continent, Atlas New York, Atlas Ohio, Atlas Pennsylvania, and Atlas Operating, collectively, the "GUARANTORS"), and Wachovia Bank, National Association, as Administrative Agent and the lenders from time to time parties thereto (collectively, the "Lenders"), as the same may from time to time be renewed, extended, amended or restated.

                  (b) All capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

         2. Consent to Assignment. The Counterparty (a) agrees and consents to the collateral assignment by the Debtor to the Administrative Agent of such Debtor's rights under the Assigned Agreements, (b) subject to the terms of the Assigned Agreements, agrees to perform its respective obligations under each

Assigned Agreement to which it is a party, and (c) agrees, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and receipt of notice thereof from the Administrative Agent, to deliver any proceeds which the Debtor is entitled to receive under the applicable Assigned Agreements directly to the Administrative Agent.

         3. Assigned Agreements. The Counterparty (a) represents and warrants as of the date hereof that (i) each Assigned Agreement is currently in full force and effect, (ii) there have been no amendments or modifications to any Assigned Agreement, and (iii) there are no defaults on the part of the Counterparty under any Assigned Agreement, and (b) confirms that as of the date hereof (i) it is not aware of any sale or assignment or grant of security or other interests in any Assigned Agreement by the Debtor, other than with respect to liens granted in connection with the Credit Agreement, (ii) it has no knowledge of any default under any Assigned Agreement on the part of the Debtor party thereto, and (iii) it has no knowledge of any event that has occurred that would constitute a default under any Assigned Agreement upon the giving of notice or the lapse of time or both.

         4. Foreclosure. The Counterparty agrees that in the event the Administrative Agent exercises its rights to foreclose on all or any part of the interest of the Debtor in and to any Assigned Agreement(s), or upon a transfer of the Assigned Agreements by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including the Administrative Agent if it is such purchaser or transferee, being herein called "NEW OWNER"), such applicable Assigned Agreement(s) shall continue in full force and effect as a direct agreement between the Counterparty and New Owner; provided, that the Assigned Agreements are otherwise in full force and effect and in all cases subject to the terms, covenants, conditions and agreements set forth in the applicable Assigned Agreement(s); and provided further, that (a) the Administrative Agent or other New Owner shall first cure all outstanding defaults of the Debtor under the applicable Assigned Agreement, and (b) the New Owner is approved by the Counterparty. The Counterparty agrees it shall give such approval if the New Owner has industry experience and its financial condition is acceptable to the Counterparty acting in good faith and in a commercially reasonable manner, and such New Owner assumes the obligations of the Debtor under the applicable Assigned Agreement(s) pursuant to an assumption agreement reasonably satisfactory to the Counterparty; provided, however, that in no event shall the New Owner be: (x) liable for any act, omission, default, misrepresentation, or breach of warranty by any Debtor, nor shall New Owner be liable for any Debtor's obligations accruing prior to New Owner's assumption of the applicable Assigned Agreement(s), other than the obligations to cure all outstanding defaults of the Debtor under the applicable Assigned Agreement as set forth in clause (a) of the second proviso of the preceding sentence; (y) subject to any offset, defense, claim or counterclaim which the Debtor might be entitled to assert against any previous counterparty; or (z) bound by any amendment or modification of an Assigned Agreement made in contravention of the terms of the Credit Agreement, unless any such amendment or modification has been consented to or waived by the Administrative Agent.

         5. Collateral Access. To the extent that the Debtor's property constituting Collateral is located at, on or in any property of the Counterparty subject to an Assigned Agreement, the Counterparty agrees that after the occurrence and during the continuance of an Event of Default, the Counterparty shall permit the Administrative Agent to have access to such Collateral during normal business hours to prepare and show the Collateral for sale and/or conduct a sale thereof, or remove the Collateral from such locations; provided, that such sale or removal of the Collateral is completed within a commercially reasonable period of time (not to exceed 90 days). In addition, such occupancy shall otherwise be subject to and in accordance with the terms of the applicable Assigned Agreement.

         6. Subordination. The Counterparty agrees that to the extent that it has a lien in or on, or a possessory right to, any Collateral located on any property of the Counterparty subject to an Assigned Agreement, the Counterparty subordinates such lien in favor of the liens and security interests held by the

Administrative Agent to secure the Indebtedness under the Credit Agreement; provided however, that in no event shall such subordination prevent the Counterparty from (a) exercising any other right or remedy it may have under any Assigned Agreement (other than any rights relating to liens in favor of the Counterparty provided for in the applicable Assigned Agreement, which liens are expressly subordinated in favor of the liens and security interests held by Administrative Agent, as provided herein), including, but not limited to, any right to terminate any such Assigned Agreement, or (b) receiving or enforcing its right to receive payments under the Assigned Agreements (other than through the enforcement of liens in favor of the Counterparty provided for in the applicable Assigned Agreement) or under this Consent, including, but not limited to, any payments to be made under SECTION 4 hereof.

         7. Notices. The Counterparty agrees it will send to the Administrative Agent a copy of each written notice delivered by the Counterparty to the Debtor which relates to any alleged default under the Assigned Agreements. Such copy shall be delivered to the Administrative Agent at:

                           Wachovia Bank, National Association
                           1001 Fannin, Suite 2255
                           Houston, Texas 77002
                           Attention: Jay Buckman
                           Telephone No.: (713) 650-2716
                           Facsimile No.: (713) 650-6354

         8. Right to Cure. The Administrative Agent, at its option, shall have the right to perform any of the Debtor's responsibilities under the Assigned Agreements (subject, in each case, to the terms of the applicable agreement), and shall have at least 30 days to cure any default thereunder after notice to the Administrative Agent of such default. Subject to the provisions of SECTION 4 of this Consent, the Administrative Agent shall not have any obligation to perform the Debtor's obligations under the Assigned Agreements unless such obligations are expressly assumed in writing by an instrument executed by the Administrative Agent.

         9. Amendments to Credit Agreements and Related Loan Documents. The Administrative Agent and the Lenders may enter into renewals and extensions of, amendments to, and waivers under, the Credit Agreement and other Loan Documents as therein defined without the consent of the Counterparty that is not a party to such Loan Document.

         10. Amendments. Any provision of this Consent may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the undersigned and the Administrative Agent.

         11. Counterparts. This Consent may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatories thereto and hereto were upon the same instrument. This Consent shall become effective when executed by each of the parties listed on the signature pages hereof.

         12. Binding Effect. This Consent shall be binding upon each of the undersigned and their permitted successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns. This Consent shall be governed by, and construed in accordance with, the laws of the state of New York and applicable United States federal law.

         EXECUTED as of [____] [__], 20[__]

                                       [___________________________]


                                       By:_________________________
                                       Name:_______________________
                                       Title:______________________

Acknowledged by:

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrative Agent


By:________________________________
Name:______________________________
Title:_____________________________

                                    EXHIBIT A
                                    ---------

                               ASSIGNED AGREEMENTS

                                (To be Provided)

                                   EXHIBIT G-1

                                FORM OF GUARANTY
                                ----------------


         THIS CONTINUING GUARANTY AGREEMENT (this "GUARANTY AGREEMENT"), dated as of [______] [__], 20[__], is made by _______________, a ___________ [limited liability company/limited partnership] (the "GUARANTOR"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Lenders have agreed to make extensions of credit including but not limited to Loans and Letters of Credit in the maximum aggregate principal amount not to exceed $270,000,000 at any one time outstanding (as such amount may be increased pursuant to the terms of the Credit Agreement referenced below) to Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "BORROWER"), pursuant to that certain Revolving Credit and Term Loan Agreement dated as of April 14, 2005, by and among the Borrower, the financial institutions party thereto (collectively, the "LENDERS"), and Wachovia Bank, National Association, in its capacity of the issuer of certain letters of credit and as the Administrative Agent for the Lenders thereunder (the Credit Agreement, together with the exhibits and schedules thereto and all extensions, renewals, amendments, substitutions and replacements thereto and thereof, is herein referred to as the "CREDIT AGREEMENT");

         WHEREAS, (i) the Letters of Credit may be issued under the Credit Agreement for the account of one or more of the Guarantors, (ii) the proceeds of the Loans under the Credit Agreement may be used by the Borrower to make loans to one or more of the Guarantors, for general corporate purposes of the Borrower and the Guarantors, and for other purposes set forth in the Credit Agreement, and (iii) Hedging Agreements may be entered into by one or more of the Guarantors and any Lender or its Affiliate, all as permitted pursuant to the Credit Agreement and all of which will directly and indirectly benefit the Borrower and the Guarantors;

         WHEREAS, as a condition precedent to extending credit to the Borrower pursuant to the Credit Agreement, the Lenders have required that, inter alia, each of the Guarantors execute and deliver to the Administrative Agent, for and on behalf of the Lenders, a guaranty agreement;

         WHEREAS, the Guarantor has determined, reasonably and in good faith, that (i) it has adequate capital to conduct its business as presently conducted and as proposed to be conducted, (ii) it will be able to meet its obligations hereunder and in respect of its existing and future indebtedness and liabilities (contingent or otherwise) as and when the same shall become due and payable, including those under this Guaranty Agreement, (iii) it is otherwise solvent and
(iv) the execution and delivery of this Guaranty Agreement and the consummation of the transactions contemplated hereby will not render it insolvent;

         WHEREAS, the Guarantor has determined that the execution and delivery of this Guaranty Agreement is in furtherance of its organizational purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the making of this Guaranty Agreement, having regard for all relevant facts and circumstances; and

         WHEREAS, the Guarantor has agreed to execute and deliver this Guaranty Agreement to the Administrative Agent, for the benefit of the Lenders.

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement by fulfilling the requirements of the Credit Agreement, the Guarantor agrees, for the benefit of each Lender, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 CERTAIN TERMS. The following capitalized terms when used in this Guaranty Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "ADMINISTRATIVE AGENT" is defined in the preamble.

         "BORROWER" is defined in the first recital.

         "COMMITMENTS" means each Commitment as defined in the Credit Agreement.

         "CREDIT AGREEMENT" is defined in the first recital.

         "GUARANTOR" is defined in the preamble.

         "GUARANTY AGREEMENT" is defined in the preamble.

         "LENDERS" is defined in the first recital.

         "SUBSIDIARY GUARANTOR" means Subsidiaries of Borrower that have guaranteed all or any part of the Indebtedness.

         "TAXES" is defined in clause (1) of SECTION 2.7.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2 CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3 U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION 2.1 GUARANTY AGREEMENT. The Guarantor hereby absolutely, unconditionally, and irrevocably (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Indebtedness of the Borrower and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and (2) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty Agreement; provided, however, that the Guarantor shall be liable under this Guaranty Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty Agreement, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty Agreement constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2 ACCELERATION OF GUARANTY AGREEMENT. The Guarantor agrees that, in the event of the occurrence of any event of the type described in
Section 10.01(e), (f) or (g) of the Credit Agreement, with respect to the Borrower, any other Obligor or the Guarantor, and if such event shall occur at a time when any of the Indebtedness may not then be due and payable by the Borrower due to any automatic stay or other debtor relief laws, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Indebtedness were then due and payable.

         SECTION 2.3 GUARANTY AGREEMENT ABSOLUTE, ETC. This Guaranty Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Indebtedness of the Borrower and each other Obligor has been paid in full, all obligations of the Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and all Hedging Agreements have terminated. Guarantor may not rescind or revoke its obligations hereunder. The Guarantor guarantees that the Indebtedness of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty Agreement shall be absolute, unconditional and irrevocable irrespective of: (1) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (2) the failure of any Lender or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any Indebtedness of the Borrower or any other Obligor; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Indebtedness of the Borrower or any other Obligor; (4) any reduction, limitation, impairment or termination of any Indebtedness of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness of the Borrower, any other Obligor or otherwise; (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any

Lender or any holder of any Note securing any of the Indebtedness of the Borrower or any other Obligor; (7) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (8) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and Guarantor waives any right to revoke this Guaranty Agreement with respect to future indebtedness. Guarantor waives all rights or defenses under common law, in equity, under contract, by statute, or otherwise.

         SECTION 2.4 REINSTATEMENT. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.5 WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness of the Borrower or any other Obligor and this Guaranty Agreement and any requirement that the Administrative Agent, any other Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Indebtedness of the Borrower or any other Obligor, as the case may be.

         SECTION 2.6 WAIVER OF SUBROGATION. Until the Indebtedness is paid in full, all Commitments have terminated and all Hedging Agreements have terminated, the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Lenders to be credited and applied upon the Indebtedness, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION 2.7 PAYMENTS FREE AND CLEAR OF TAXES, ETC. The Guarantor hereby agrees that:

                  (a) All payments by the Guarantor hereunder shall be made in accordance with Section 4.06 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority; and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and the Guarantor will promptly pay such additional amounts (including, if incurred as a result of Guarantor's or the Borrower's action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.

                  (b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

                  (c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this SECTION 2.7 shall survive the payment in full of the principal of and interest on the Loans.

         SECTION 2.8 CONTRIBUTION AGREEMENT. Upon full and final payment of the Indebtedness, Guarantor and all other Subsidiary Guarantors which have made payments upon all or any part of the Indebtedness shall be entitled to contribution from all of the other Subsidiary Guarantors, to the end that all such payments upon the Indebtedness shall be shared among all Subsidiary Guarantors who guaranteed such Indebtedness in proportion to their respective Net Worths (defined below), provided that the contribution obligations of each of the Subsidiary Guarantors shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the "NET WORTH" of each of the Subsidiary Guarantors means, at any time, the remainder of (i) the fair value of such Subsidiary Guarantor's assets (other than such right of contribution), minus (ii) the fair value of such Subsidiary Guarantor's liabilities (other than its liabilities under its guaranty of the Indebtedness).

         SECTION 2.9 SUBORDINATION. Guarantor hereby subordinates and makes inferior to the Indebtedness any and all Intercompany Debt now or at any time hereafter owed by the Borrower or other Obligor to the Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default under the Credit Agreement, it will not permit the Borrower to repay such Intercompany Debt or any part thereof and it will not accept payment from the Borrower of such Intercompany Debt or any part thereof without the prior written consent of the Majority Lenders as defined in the Credit Agreement. If Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Indebtedness, whether matured or unmatured, in such order as the Administrative Agent shall elect.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement and other Loan Documents are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty Agreement is subject to the offset provisions of the Credit Agreement in favor of the Administrative Agent and the Lenders.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 4.1 LOAN DOCUMENT. This Guaranty Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 4.2 RELEASES. At such time as the Loans shall have been paid in full, the Commitments have been terminated and no Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantor following such termination, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Guaranty Agreement.

         SECTION 4.3  ADMINISTRATIVE AGENT AND LENDERS; SUCCESSORS AND ASSIGNS.

                  (a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty Agreement are for each Lender's ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty Agreement. The Administrative Agent's and each Lender's rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms of it unless the Guarantor specifically enters into such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement nor is it entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of any such agreement.

                  (b) This Guaranty Agreement benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty Agreement automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty Agreement may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty Agreement.

         SECTION 4.4 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty Agreement, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 12.03 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 4.5 ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing and mailed or delivered to it, addressed to it at the address set forth below or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid. Address for notices:

                  _______________________
                  c/o Atlas Pipeline Partners, L.P.
                  311 Rouser Road
                  Moon Township, Pennsylvania 15108
                  Attn:  ______________
                  Facsimile:  (___) ___-_____
                  Telephone:  (___) ___-_____

         SECTION 4.6 NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 4.7 SECTION CAPTIONS. Section captions used in this Guaranty Agreement are for convenience of reference only, and shall not affect the construction of this Guaranty Agreement.

         SECTION 4.8 SETOFF. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence of an Event of Default under or as defined in the Credit Agreement, each Lender and each such holder shall be entitled to exercise any right of offset or banker's lien against each and every account and other property or interest that the Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Indebtedness.

         SECTION 4.9 SEVERABILITY. Wherever possible each provision of this Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.

         SECTION 4.10 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW. THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 4.11 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTOR MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE GUARANTOR

HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 4.12 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

         SECTION 4.13 ENTIRE AGREEMENT. THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered by an officer duly authorized as of the date first written above.

                                GUARANTOR:
                                ----------

                                _____________________,  a   __________________
                                [limited partnership/limited liability company]


                                By: __________________________________________






                       [SIGNATURES CONTINUED ON NEXT PAGE]

          This Guaranty Agreement is accepted by the Administrative Agent, for and on behalf of the Lenders, as of the date first written above.

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      in its capacity as Administrative Agent


                                      By:_____________________________________
                                         Jay Buckman
                                         Vice President

                                   EXHIBIT G-2

                        FORM OF CONFIRMATION OF GUARANTY
                        --------------------------------


         THIS CONFIRMATION OF GUARANTY (this "CONFIRMATION") is executed as of April 14, 2005, by the undersigned guarantor (the "GUARANTOR"), in favor of Wachovia Bank, National Association, as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders and their respective successors and assigns (collectively, the "LENDERS") that are from time to time parties to the Credit Agreement (as hereinafter defined).

         Capitalized terms not otherwise defined in this Confirmation shall have the meanings ascribed to such terms in the Guaranty (as hereinafter defined).

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "BORROWER"), certain lenders party thereto, and Wachovia Bank, National Association, as administrative agent, are parties to that certain Revolving Credit and Term Loan Agreement dated as of July 16, 2004 (as the same may have been amended from time to time, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, in connection with the Existing Credit Agreement, the Guarantor executed and delivered to Administrative Agent, for the benefit of the Lenders, that certain Continuing Guaranty Agreement dated as of July 16, 2004 (as the same has been or may hereafter be from time to time amended, the "GUARANTY");

         WHEREAS, concurrently herewith, the Existing Credit Agreement will be amended and restated pursuant to the Revolving Credit and Term Loan Agreement (as the same may be restated, modified, amended, or supplemented from time to time, the "CREDIT AGREEMENT"), by and among the Borrower, the Administrative Agent, and the Lenders;

         WHEREAS, the execution and delivery of this Confirmation is an integral part of the transactions contemplated by the Loan Papers and is a condition precedent to Lenders' obligations to extend credit under the Credit Agreement; and

         WHEREAS, in connection with the Credit Agreement, the Guarantor has agreed to ratify and confirm the Guaranty.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

         1. CONFIRMATION OF GUARANTY. The Guarantor hereby (a) consents and agrees to the execution and delivery of the Credit Agreement and the related Loan Documents (as defined in the Credit Agreement), (b) ratifies and confirms that the Guaranty is not released, diminished, impaired, reduced, or otherwise adversely affected by the Credit Agreement and continues to guarantee and assure the full payment and performance of all present and future obligations thereunder, and (c) agrees that the guaranteed debt includes, without limitation, the Indebtedness (as defined in the Credit Agreement).

         2. OTHER AGREEMENTS. The Guarantor (a) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, and other agreements, documents, instruments, and certificates as the Administrative Agent may reasonably deem necessary or appropriate in order to preserve and protect those guaranties and assurances previously guaranteed by the Guarantor pursuant to the Guaranty, (b) represents and warrants to the Administrative Agent that such liability and obligation may reasonably be expected to directly or indirectly benefit the Guarantor, and (c) waives notice of acceptance of this Confirmation.

         3. CONTINUED EFFECT. All terms, provisions, and conditions of the Guaranty shall continue in full force and effect and shall remain enforceable and binding in accordance with the terms thereof.

         4. PARTIES BOUND. This Confirmation shall be binding upon and inure to the benefit of each Guarantor and the Administrative Agent, for the benefit of the Lenders, and their respective successors, permitted assigns, and legal representatives.

         5. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Confirmation.

         6. GOVERNING LAW. THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS CONFIRMATION.

         7. NOTICE OF FINAL AGREEMENT. THIS CONFIRMATION REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.


                      REMAINDER OF PAGE INTENTIONALLY BLANK
                            SIGNATURE PAGES TO FOLLOW

EXECUTED as of the day and year first above written.


                                         GUARANTOR:

                                         [NAME OF GUARANTOR]


                                         By: ________________________________
                                              Name: _________________________
                                              Title:_________________________

         The undersigned, as Administrative Agent for the benefit of the Lenders, hereby accepts the foregoing Confirmation.


                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          as Administrative Agent


                                          By: ________________________________
                                              Jay Buckman
                                              Vice President